Exhibit 10.3

INTERCREDITOR AGREEMENT
Dated as of July 6, 2007
by and among
NOVELIS INC.,
NOVELIS CORPORATION,
NOVELIS PAE CORPORATION,
NOVELIS FINANCES USA LLC,
NOVELIS SOUTH AMERICA HOLDINGS LLC,
ALUMINUM UPSTREAM HOLDINGS LLC,
NOVELIS UK LTD,
NOVELIS AG,
AV ALUMINUM INC., and
the Subsidiary Guarantors party hereto,
as Grantors,
ABN AMRO BANK N.V.,
as Revolving Credit Administrative Agent
ABN AMRO BANK N.A., ACTING THROUGH ITS CANADIAN BRANCH,
as Revolving Credit Canadian Administrative Agent and
as Revolving Credit Canadian Funding Agent,
LA SALLE BUSINESS CREDIT, LLC,
as Revolving Credit Collateral Agent and
as Revolving Credit Funding Agent,
and
UBS AG, STAMFORD BRANCH,
as Term Loan Administrative Agent, and
Term Loan Collateral Agent

TABLE OF CONTENTS

I.	Definitions		2
	1.1	Defined Terms	2
	1.2	Terms Generally	18

II.	Lien Priorities		19
	2.1	Relative Priorities	19
	2.2	Prohibition on Contesting Liens	19
	2.3	No New Liens	19
	2.4	Similar Liens and Agreements	20
	2.5	German Real Estate	20

III.	Enforcement		21
	3.1	Exercise of Remedies — Restrictions on the Term Loan Agents and the other Term Loan Claimholders	21
	3.2	Exercise of Remedies — Restrictions on the Revolving Credit Agents and the other Revolving Credit Claimholders	24
	3.3	Exercise of Remedies — Collateral Access Rights	28
	3.4	Exercise of Remedies — Intellectual Property Rights/Access to Information/Use of Equipment	30
	3.5	Exercise of Remedies — Set Off and Tracing of and Priorities in Proceeds	30

IV.	Payments		31
	4.1	Application of Proceeds	31
	4.2	Payments Over in Violation of Agreement	32
	4.3	Application of Payments	33

V.	Other Agreements		33
	5.1	Releases	33
	5.2	Insurance	35
	5.3	Amendments to Revolving Credit Loan Documents and Term Loan Documents; Refinancings; Legending Provisions	36
	5.4	Bailee or Agency for Perfection	39
	5.5	When Discharge of Revolving Credit Obligations and Discharge of Term Loan Obligations Deemed to Not Have Occurred	42

VI.	Insolvency or Liquidation Proceedings		42
	6.1	Finance and Sale Issues	42
	6.2	Relief from the Automatic Stay	44
	6.3	Adequate Protection	44
	6.4	Avoidance Issues	46
	6.5	Reorganization Securities	46
	6.6	Post-Petition Interest	46
	6.7	Waiver — Section 1111(b)(2) Issues	46

(i)

	6.8	Asset Dispositions in an Insolvency or Liquidation Proceeding	47
	6.9	Additional Section 363 and Section 364 Matters	47
	6.10	Effectiveness in Insolvency or Liquidation Proceedings	48
	6.11	Separate Grants of Security and Separate Classification	48

VII.	Reliance; Waivers; Etc.		49
	7.1	Reliance	49
	7.2	No Warranties or Liability	49
	7.3	No Waiver of Lien Priorities	49
	7.4	Obligations Unconditional	51

VIII.	Miscellaneous		51
	8.1	Conflicts; No Additional Rights	51
	8.2	Effectiveness; Continuing Nature of this Agreement; Severability	51
	8.3	Amendments; Waivers	52
	8.4	Information Concerning Financial Condition of Holdings, the Borrowers and their Respective Subsidiaries	52
	8.5	Subrogation	53
	8.6	SUBMISSION TO JURISDICTION; WAIVERS	54
	8.7	Notices	55
	8.8	Further Assurances	55
	8.9	Governing Law	55
	8.10	Binding Effect on Successors and Assigns and on Claimholders and Term Loan Agents	55
	8.11	Specific Performance	56
	8.12	Headings	56
	8.13	Counterparts	56
	8.14	Authorization	56
	8.15	No Third Party Beneficiaries	56
	8.16	Provisions Solely to Define Relative Rights	56
	8.17	Marshalling of Assets	57
	8.18	Joinder of Additional Grantors	57
	8.19	Agent for Service of Process	57

(ii)

INTERCREDITOR AGREEMENT
          This INTERCREDITOR AGREEMENT, is dated as of July 6, 2007, and entered into by and among NOVELIS INC., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”), NOVELIS CORPORATION, a Texas corporation (“Novelis Corporation”), NOVELIS PAE CORPORATION, a Delaware corporation (“Novelis PAE”), NOVELIS FINANCES USA LLC, a Delaware limited liability company (“Novelis Finances”), NOVELIS SOUTH AMERICA HOLDINGS LLC, a Delaware limited liability company (“Novelis South”), ALUMINUM UPSTREAM HOLDINGS LLC, a Delaware limited liability company (“Aluminum Upstream” and, together with Novelis Corporation, Novelis PAE, Novelis Finances and Novelis South, the “U.S. Borrowers”), NOVELIS UK LTD, a limited liability company incorporated under the laws of England and Wales with registered number 00279596 (the “U.K. Borrower”), and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland (the “Swiss Borrower” and, together with the Canadian Borrower, the U.S. Borrowers, and the U.K. Borrower, the “Borrowers” and each, a “Borrower”), AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act (“Holdings”), the subsidiaries of Holdings from time to time party hereto (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors” and each, a “Guarantor”), ABN AMRO BANK N.V., as administrative agent (together with its successors in such capacity, “Revolving Credit Administrative Agent”) for the Revolving Credit Lenders (such term and each other capitalized term used herein having the meanings assigned to them in Section 1 below), LA SALLE BUSINESS CREDIT, LLC, as collateral agent (together with its successors in such capacity, “Revolving Credit Collateral Agent”) for the Revolving Credit Claimholders and as funding agent (together with its successors in such capacity, “Revolving Credit Funding Agent”), ABN AMRO BANK N.V., ACTING THROUGH ITS CANADIAN BRANCH, as Canadian administrative agent (together with its successors in such capacity, “Revolving Credit Canadian Administrative Agent”) for the Revolving Credit Lenders and as Canadian funding agent (together with its successors in such capacity, “Revolving Credit Canadian Funding Agent” and, together with the Revolving Credit Administrative Agent, the Revolving Credit Funding Agent and the Revolving Credit Collateral Agent, the “Revolving Credit Agents”, and UBS AG, STAMFORD BRANCH, as administrative agent (together with its successors in such capacity, “Term Loan Administrative Agent”) for the Term Loan Lenders, and as collateral agent (together with its successors in such capacity, “Term Loan Collateral Agent” and, together with the Term Loan Administrative Agent, the “Term Loan Agents”) for the Term Loan Claimholders. As described in more detail in Section 8.10 hereof, this Agreement is intended to be binding on all Claimholders and Agents.
RECITALS
          The Borrowers, the Guarantors, the banks, financial institutions and other entities party thereto as lenders, the Revolving Credit Agents and the other parties thereto, have entered into that certain Credit Agreement, dated as of the date hereof, providing for certain senior secured revolving credit facilities (as Modified or Refinanced from time to time, the “Revolving Credit Agreement”);
          The Canadian Borrower, Novelis Corporation, the Guarantors, the banks, financial institutions and other entities party thereto as lenders, the Term Loan Agents and the other parties thereto,have entered into that certain Credit Agreement, dated as of the date hereof, providing for certain senior secured term loan facilities (as Modified or Refinanced from time to time, the “Term Loan Agreement”);
          The obligations of the Grantors to (i) the Revolving Credit Agents and the other Revolving Credit Claimholders and (ii) the Term Loan Agents and the other Term Loan Claimholders are each secured by Liens on certain of the assets of the Grantors; and
          As a condition to the closing of each of the Financing Transactions, (i) the Revolving Credit Agents, on behalf of the Revolving Credit Claimholders and (ii) the Term Loan Agents, on behalf of the Term Loan Claimholders, have agreed to the relative priority of the respective Liens of the Revolving Credit Claimholders and the Term Loan Claimholders on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.
AGREEMENT
          In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
          I. DEFINITIONS.
     1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:
          “Access Period” means for each parcel of Mortgaged Premises the period, after the commencement of an Enforcement Period, which begins on the day that any Revolving Credit Agent provides the Term Loan Agents with the notice of its election to request access pursuant to Section 3.3(b) below and ends on the earlier of (i) the 180th day after any Revolving Credit Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the Revolving Credit Priority Collateral located on such Mortgaged Premises following Enforcement plus such number of days, if any, after any Revolving Credit Agent obtains access to such Revolving Credit Priority Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Revolving Credit Priority Collateral located on such Mortgaged Premises or (ii) the date on which all or substantially all of the Revolving Credit Priority Collateral located on such Mortgaged Premises is sold, collected or liquidated or (iii) the date on which the Discharge of Revolving Credit Obligations has occurred.
          “Accounts” means all now present and future “accounts” and “payment intangibles” (in each case, as defined in Article 9 of the UCC).
          “Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, deposit account control agreement, securities account control agreement, or any similar deposit or securities account agreements among any Revolving Credit Agents and/or any Term Loan Agents and any Borrowers and/or Guarantors and the relevant financial institution depository or securities intermediary.

          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
          “Agents” means the Revolving Credit Agents and the Term Loan Agents.
          “Agreement” means this Intercreditor Agreement, as Modified from time to time.
          “Aluminum Upstream” has the meaning assigned to that term in the preamble to this Agreement.
          “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
          “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors or relating to insolvency, reorganization or receivership, including the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada).
          “Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.
          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Toronto, Ontario, are authorized or required by law to close.
          “Canadian Borrower” has the meaning assigned to that term in the preamble to this Agreement.
          “Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).
          “Claimholders” means the Revolving Credit Claimholders and the Term Loan Claimholders.
          “Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting Revolving Credit Priority Collateral or Term Loan Priority Collateral.
          “Closing Date” means July 6, 2007.
          “Comparable Revolving Credit Security Document” means, in relation to any Collateral subject to any Term Loan Security Document, the Revolving Credit Security Document that creates a Lien in the same Collateral, granted by the same Grantors, as applicable.

          “Comparable Term Loan Security Document” means, in relation to any Collateral subject to any Revolving Credit Security Document, the Term Loan Security Document that creates a Lien in the same Collateral, granted by the same Grantors, as applicable.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the term “Controlled” shall have a meaning correlative thereto.
          “Copyrights” means, collectively, all copyrights (whether statutory or common law, whether established, registered or recorded in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), together with any and all (i) copyright registrations and applications, (ii) rights and privileges arising under applicable law with respect to such copyrights, (iii) renewals and extensions thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.
          “Deposit Accounts” means, collectively, (i) all “deposit accounts” (as defined in Article 9 of the UCC) and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time held in or on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.
          “DIP Financing” has the meaning assigned to that term in Section 6.1.
          “Discharge of Revolving Credit Obligations” means, except to the extent otherwise expressly provided in Section 5.5:
          (1) termination or expiration of all commitments, if any, to extend credit that would constitute Revolving Credit Obligations (including any Refinancings of any thereof);
          (2) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Revolving Credit Loan Documents and constituting Revolving Credit Obligations (including any Refinancings of any thereof to the extent such Refinancings thereof constitute Revolving Credit Obligations);
          (3) termination or cash collateralization (in an amount and manner reasonably satisfactory to the Revolving Credit Agents, but in no event greater than 105% of the aggregate undrawn face amount) of, or receipt by the Revolving Credit Agents of supporting letters of credit reasonably satisfactory to the Revolving Credit Agents with respect to, all letters of credit issued or otherwise outstanding under the Revolving Credit Loan Documents and constituting Revolving Credit Obligations; and

          (4) payment in full in cash of all other Revolving Credit Obligations that are outstanding and unpaid at the time the Indebtedness constituting such Revolving Credit Obligations is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).
          If a Discharge of Revolving Credit Obligations occurs prior to the termination of this Agreement in accordance with Section 8.2, to the extent that additional Revolving Credit Obligations are incurred or Revolving Credit Obligations are reinstated in accordance with Section 6.4, the Discharge of Revolving Credit Obligations shall (effective upon the incurrence of such additional Revolving Credit Obligations or reinstatement of such Revolving Credit Obligations, as applicable) be deemed to no longer be effective.
          “Discharge of Term Loan Obligations” means, except to the extent otherwise expressly provided in Section 5.5:
          (1) termination or expiration of all commitments to extend credit that would constitute Term Loan Obligations (including any Refinancings of any thereof);
          (2) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Term Loan Documents and constituting Term Loan Obligations (including any Refinancings of any thereof to the extent such Refinancings thereof constitute Term Loan Obligations);
          (3) termination or cash collateralization (in an amount and manner reasonably satisfactory to the Term Loan Agents, but in no event greater than 105% of the aggregate undrawn face amount) of, or receipt by the Term Loan Agents of supporting letters of credit reasonably satisfactory to the Term Loan Agents with respect to, all letters of credit issued or otherwise outstanding under the Term Loan Documents and constituting Term Loan Obligations (if any); and
          (4) payment in full in cash of all other Term Loan Obligations that are outstanding and unpaid at the time the Indebtedness constituting such Term Loan Obligations is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).
          If a Discharge of Term Loan Obligations occurs prior to the termination of this Agreement in accordance with Section 8.2, to the extent that additional Term Loan Obligations are incurred or Term Loan Obligations are reinstated in accordance with Section 6.4, the Discharge of Term Loan Obligations shall (effective upon the incurrence of such additional Term Loan Obligations or reinstatement of such Term Loan Obligations, as applicable) be deemed to no longer be effective.
          “Disposition” has the meaning assigned to that term in Section 5.1(b).

          “Enforcement” means, collectively or individually for any of the Revolving Credit Agents or any of the Term Loan Agents when a Revolving Credit Default or a Term Loan Default, as the case may be, has occurred and is continuing, any action taken by any such Persons to repossess, or exercise any remedies with respect to, any material amount of Collateral or commence the judicial enforcement of any of the rights and remedies under the Revolving Credit Loan Documents or the Term Loan Documents or under any applicable law, but in all cases excluding (i) the demand of the repayment of all the principal amount of any of the Obligations, (ii) the imposition of a default rate or late fee and (iii) the collection and application of, or the delivery of any activation notice with respect to, Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts (in each case, other than Net Cash Proceeds Accounts) against the Revolving Credit Obligations pursuant to the Revolving Credit Loan Documents; provided, however, the foregoing exclusion set forth in clause (iii) shall immediately cease to apply upon the earlier of (x) any Revolving Credit Agent’s delivery of written notice to the Term Loan Agents that such exclusion no longer applies, (y) the lapse of 10 consecutive Business Days after a Revolving Credit Default in which no “Revolving Loans” are made and no “Letters of Credit” are issued (in each case, as defined in the Revolving Credit Agreement), and (z) the termination of the Revolving Commitments pursuant to Section 8.01 (or any other applicable provision) of the Revolving Credit Agreement.
          “Enforcement Notice” means a written notice delivered, at a time when a Revolving Credit Default or Term Loan Default has occurred and is continuing, by either (i) any Revolving Credit Agent to any Term Loan Agent or (ii) any Term Loan Agent to any Revolving Credit Agent announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the Revolving Credit Obligations (in the case of a notice sent by a Revolving Credit Agent) or the current balance of the Term Loan Obligations (in the case of a notice sent by a Term Loan Agent), as applicable, and requesting the current balance owing of the Revolving Credit Obligations (in the case of a notice sent by a Term Loan Agent) or the Term Loan Obligations (in the case of a notice sent by a Revolving Credit Agent), as applicable.
          “Enforcement Period” means the period of time following the receipt by either (i) any Revolving Credit Agent of an Enforcement Notice from any Term Loan Agent or (ii) any Term Loan Agent of an Enforcement Notice from any Revolving Credit Agent until either (a) in the case of an Enforcement Period commenced by any Term Loan Agent, the Discharge of Term Loan Obligations, (b) in the case of an Enforcement Period commenced by Revolving Credit Agent, the Discharge of Revolving Credit Obligations or (c) the applicable Revolving Credit Agents and the applicable Term Loan Agents agree in writing to terminate the Enforcement Period.
          “Equipment” means: (i) all “equipment” (as defined in Article 9 of the UCC), (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, “fixtures” (as defined in Article 9 of the UCC) and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

          “Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued thereafter, but excluding debt securities convertible or exchangeable into such equity.
          “5-25 Limitation” means the requirement in the Term Loan Agreement that no more than 25% of the original amount of any loan made to the Canadian Borrower under the Term Loan Agreement be subject to scheduled amortization payments to the Term Loan Lenders or certain types of mandatory prepayments to the Term Loan Lenders during the first five years after such loans are advanced.
          “Financing Transactions” means the execution, delivery and initial funding under the Revolving Credit Agreement and the Term Loan Agreement.
          “General Intangibles” means all present and future “general intangibles” (as defined in Article 9 of the UCC), but excluding “payment intangibles” (as defined in Article 9 of the UCC), Hedging Agreements and Intellectual Property and any rights thereunder.
          “German Assignment Agreements” means the Transfer of Title to Moveable Assets by Novelis Deutschland Gmbh to the Term Loan Collateral Agent and the Security Transfer and Assignment Agreement relating to Intellectual Property Rights by Novelis Deutschland Gmbh to the Term Loan Collateral Agent.
          “German Receivables Assignments” means the Assignment of Receivables by Novelis AG to the Revolving Credit Collateral Agent and the Global Assignment of Receivables and Insurance Claims by Novelis Deutschland Gmbh to the Revolving Credit Collateral Agent.
          “German Guarantors” shall mean each Subsidiary of Holdings organized in Germany party to the Revolving Credit Loan Documents and the Term Loan Documents as a Guarantor, and each other Subsidiary of Holdings organized in Germany that is required to become a Guarantor pursuant to the terms to the Revolving Credit Loan Documents and the Term Loan Documents.
          “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          “Grantors” means each Borrower, each Guarantor and each other Person that has or may from time to time hereafter execute and deliver a Revolving Credit Security Document or a Term Loan Security Document as a “Grantor” or a “Pledgor” (or the equivalent thereof).

          “Guarantor” has the meaning assigned to that term in the preamble to this Agreement.
          “Hedging Agreements” means any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies entered into for the purposes of hedging exposure to interest or exchange rates, loan credit exchanges, security or currency valuations or commodity prices, in each case, not for speculative purposes.
          “Hedging Obligations” means obligations under or with respect to Hedging Agreements.
          “Holdings” has the meaning assigned to that term in the preamble to this Agreement.
          “Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the Revolving Credit Agreement or the Term Loan Agreement, as applicable.
          “Insolvency or Liquidation Proceeding” means:
          (1) any voluntary or involuntary case or proceeding under Bankruptcy Law with respect to any Grantor;
          (2) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of any Grantor’s respective assets;
          (3) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;
          (4) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor;
          (5) any analogous step or procedure under any jurisdiction.
provided that for purposes of Section 3.3 and Section 6 of this Agreement, items described in clauses (1) through (5) above shall constitute an Insolvency or Liquidation Proceeding only if such item constitutes (or would constitute but for the effect of any bankruptcy or insolvency law) a Revolving Credit Default or Term Loan Default (or an event that with notice or passage of time would constitute a Revolving Credit Default or Term Loan Default).
          “Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).
          “Intellectual Property” means, collectively, Patents, Trademarks, Copyrights, Intellectual Property Licenses and Trade Secrets and Other Proprietary Rights.

          “Intellectual Property Licenses” means, collectively, with respect to each Grantor, all license agreements, distribution agreements and covenants not to sue (regardless of whether such agreements and covenants are contained within an agreement that also covers other matters, such as development or consulting) with respect to any Patent, Trademark, Copyright or Trade Secrets and Other Proprietary Rights, whether such Grantor is a licensor or licensee, distributor or distributee under any such agreement, together with any and all (i) amendments, renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements, breaches or violations thereof and (iv) other rights to use, exploit or practice any or all Patents, Trademarks, Copyrights or Trade Secrets and Other Proprietary Rights.
          “Intercompany Notes of Subsidiaries” means all indebtedness owing by any of the Subsidiaries of Holdings to any Grantor, whether or not represented by a note or agreement.
          “Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A attached hereto.
          “Inventory” mean all present and future “inventory” (as defined in Article 9 of the UCC), and in any event, including all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; the purchaser’s interest in any goods being manufactured pursuant to any contract or other arrangement with a supplier, all goods in transit from suppliers (whether or not evidenced by a document of title); all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).
          “Italian Pledge Agreement” means that certain Pledge Agreement Over Shares to be entered into among Novelis Europe Holdings Limited, UBS AG, Stamford Branch and the custodian party thereto relating to the shares of Novelis Italian Spa.
          “Korea Share Pledge Agreement” means the Share Kun-Pledge Agreement, dated as of July 6, 2007, among 4260848 Canada Inc., 4260856 Canada Inc., UBS AG, Stamford Branch and LaSalle Business Credit, LLC.
          “Letter of Credit” means any present and future “letter of credit” (as defined in Article 5 of the UCC).
          “Letter of Credit Rights” means any “letter-of-credit right” (as defined in Article 9 of the UCC).
          “Lien” means (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference or any filing of any financing statement or any financing change statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
          “Modifications” means any amendments, restatements, amendment and restatements, supplements, modifications, waivers, consents, renewals, replacements, consolidations, severances, substitutions and extensions of any document or instrument from time to time. “Modify” and “Modified” shall have meanings correlative thereto.
          “Mortgaged Premises” means any real property which shall now or hereafter be subject to a Term Loan Mortgage.
          “Net Cash Proceeds Accounts” means any segregated Deposit Accounts or Securities Accounts established by any Borrower or any other Grantor in accordance with the requirements of the Term Loan Agreement and which (1) solely contain proceeds of Term Loan Priority Collateral (and any products of such proceeds), and which have been designated in writing to the Revolving Credit Agents as such on or prior to the time that the proceeds from any sale of Term Loan Priority Collateral shall be deposited therein, pending final application of such proceeds (and any products of such proceeds) or (2) contain amounts that would have been required to be applied to be to the repayment of term loans made to the Canadian Borrower under the Term Loan Agreement but for the 5-25 Limitation, and interest thereon, in each case, in accordance with the terms of the Term Loan Agreement.
          “New Agent” has the meaning assigned to that term in Section 5.5.
          “New Debt Notice” has the meaning assigned to that term in Section 5.5.
          “New York UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of New York.
          “Novelis Corporation” has the meaning assigned to that term in the preamble to this Agreement.
          “Novelis Finances” has the meaning assigned to that term in the preamble to this Agreement.
          “Novelis PAE” has the meaning assigned to that term in the preamble to this Agreement.
          “Novelis South” has the meaning assigned to that term in the preamble to this Agreement.

          “Obligations” means all Revolving Credit Obligations and Term Loan Obligations.
          “Patents” means, collectively, all patents, patent applications, certificates of inventions, industrial designs and rights corresponding thereto throughout the world (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to any of the foregoing, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or other violations thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements or other violations thereof.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Pledged Collateral” has the meaning assigned to that term in Section 5.4(a).
          “Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency or Liquidation Proceeding (or would accrue but for the commencement of an Insolvency or Liquidation Proceeding), whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding.
          “Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Grantor in any Real Property.
          “Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
          “Receivables Purchase Agreement” shall mean the receivables purchase agreement and any related servicing agreements between Novelis Deutschland GmbH, as seller and collection agent, on the one hand, and Novelis AG, as purchaser, on the other hand, providing, inter alia, for the sale and transfer of Accounts by Novelis Deutschland GmbH to Novelis AG.
          “Records” means all present and future “records” (as defined in Article 9 of the UCC).
          “Recovery” has the meaning assigned to that term in Section 6.4.
          “Refinance” means, in respect of any Indebtedness, to refinance, defease, repay, restructure, refund or to issue other indebtedness, in exchange or replacement for, such

Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have meanings correlative thereto.
          “Revolving Commitments” means the “Commitments” (as such term is defined in the Revolving Credit Agreement).
          “Revolving Credit Administrative Agent” has the meaning assigned to that term in the preamble to this Agreement.
          “Revolving Credit Agent” has the meaning assigned to that term in the preamble to this Agreement.
          “Revolving Credit Agreement” has the meaning assigned to that term in the recitals to this Agreement.
          “Revolving Credit Canadian Administrative Agent” has the meaning assigned to that term in the preamble to this Agreement.
          “Revolving Credit Canadian Funding Agent” has the meaning assigned to that term in the preamble to this Agreement.
          “Revolving Credit Claimholders” means, at any relevant time, the holders of Revolving Credit Obligations at that time, including the Revolving Credit Lenders and the agents under the Revolving Credit Loan Documents and Revolving Credit Qualified Counterparties and any receiver under the Revolving Credit Loan Documents.
          “Revolving Credit Collateral Agent” has the meaning assigned to that term in the preamble to this Agreement.
          “Revolving Credit Default” means an “Event of Default” (as defined in the Revolving Credit Agreement).
          “Revolving Credit Funding Agent” has the meaning assigned to that term in the preamble to this Agreement.
          “Revolving Credit General Intangibles” means all General Intangibles arising out of the other items of property included within clauses (a), (b), (c), (e) and (f) of the definition of Revolving Credit Priority Collateral, including all contingent rights with respect to warranties on Inventory or Accounts which are not yet “payment intangibles” (as defined in Article 9 of the UCC).
          “Revolving Credit Lenders” means the banks, financial institutions and other entities from time to time party to the Revolving Credit Agreement as lenders.
          “Revolving Credit Loan Documents” means the Revolving Credit Agreement, the Revolving Credit Security Documents and the other “Loan Documents” (as defined in the Revolving Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Revolving Credit Obligation, and any other document or instrument executed or delivered at any time in connection with any Revolving Credit Obligations, including any intercreditor or joinder agreement among holders of Revolving Credit Obligations, to the extent such are effective at the relevant time, as each may be Modified or Refinanced from time to time in whole or in part (whether with the Revolving Credit Agents and Revolving Credit Lenders or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.
          “Revolving Credit Obligations” means (a) all obligations of the Borrowers and the other Grantors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing (and interest that would have accrued but for such proceeding) during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) on the loans under the Revolving Credit Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers and the other Grantors under the Revolving Credit Loan Documents in respect of any letter of credit, when and as due, including payments in respect of reimbursement obligations with respect to drawings under letters of credit, interest thereon and obligations to provide cash collateral with respect to letters of credit issued under the Revolving Credit Loan Documents and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers and the other Grantors under the Revolving Credit Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers and the other Grantors under or pursuant to the Revolving Credit Loan Documents and (c) the due and punctual payment and performance of all obligations of the Borrowers and the other Grantors (including overdrafts and related liabilities) under each Treasury Services Agreement entered into by any Grantor with any counterparty that is a Qualified Revolving Credit Counterparty. “Revolving Credit Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Revolving Credit Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.
          “Revolving Credit Priority Collateral” means all now owned or hereafter acquired: (a) Accounts, other than “payment intangibles” (as defined in Article 9 of the UCC) which constitute identifiable proceeds of Term Loan Priority Collateral, (b) all Inventory or documents of title for any Inventory; (c) Deposit Accounts (other than any Deposit Accounts that are Net Cash Proceeds Accounts), Securities Accounts (other than any Securities Accounts that are Net Cash Proceeds Accounts), Instruments (solely to the extent constituting or evidencing obligations owing on Accounts and excluding Intercompany Notes of Subsidiaries) and Chattel Paper (solely to the extent constituting or evidencing obligations owing on Accounts); provided, however, that to the extent Instruments or Chattel Paper that constitute identifiable proceeds of Term Loan Priority Collateral are deposited or held in any such Bank Accounts or Securities Accounts after an Enforcement Notice, then (as provided in Section 3.5 below) such Instruments, Chattel Paper or other identifiable proceeds shall be treated as Term Loan Priority Collateral, as the case may be; (d) Revolving Credit General Intangibles; (e) right, title and interest in and to the Receivables Purchase Agreement; (f) any credit insurance policy maintained with respect to Accounts of any Loan Party; (g) Records, Letters of Credit, Letter of Credit Rights, “supporting obligations” (as defined in Article 9 of the UCC), commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing; and (h) substitutions, replacements, accessions, products and proceeds (including insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.
          “Revolving Credit Qualified Counterparty” means a Person that (i) is party to a Treasury Services Agreement with a Grantor and (ii) at the time such Treasury Services Agreement was entered into, was a lender under the Revolving Credit Agreement or a Revolving Credit Agent or an arranger under the Revolving Credit Agreement or an Affiliate of any such lender, Revolving Credit Agent or arranger.
          “Revolving Credit Security Documents” means the “Security Documents” (as defined in the Revolving Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Revolving Credit Obligations or under which rights or remedies with respect to such Liens are governed.
          “Revolving Credit Standstill Period” has the meaning assigned to that term in Section 3.2(a)(1).
          “Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all cash, funds, “uncertificated securities” and “securities entitlements” (in each case, as defined in Article 8 of the UCC) from time to time held therein or on deposit therein.
          “Stock of Subsidiaries” means all Equity Interests in Subsidiaries of Holdings.
          “Subsidiary” means, with respect to any Person (the “parent”) at any date, (i) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other Person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise “Subsidiary” refers to a Subsidiary of Holdings. Notwithstanding the foregoing, Logan Aluminum Inc. shall not be treated as a Subsidiary hereunder unless it qualifies as a Subsidiary under clause (ii) of this definition.

          “Subsidiary Guarantors” has the meaning assigned to that term in the preamble of this Agreement.
          “Subsidiary Stock” means all present and future equity securities of Subsidiaries of Holdings.
          “Swiss Borrower” has the meaning assigned to that term in the preamble to this Agreement.
          “Swiss Security Agreement” means the Agreement between Novelis AG and the Revolving Credit Collateral Agent relating to trade receivables, intercompany receivables and bank accounts, the Agreement between Novelis Switzerland SA and the Revolving Credit Collateral Agent relating to trade receivables, intercompany receivables and bank accounts and the Agreement between Novelis Technology AG. and the Revolving Credit Collateral Agent relating to trade receivables, intercompany receivables and bank accounts.
          “Swiss Stock and IP Security Agreement” means the Share Pledge Agreement between Novelis Europe Holdings Limited and the Term Loan Collateral Agent relating to the shares of Novelis AG, the Share Pledge Agreement between Novelis AG and the Term Loan Collateral Agent relating to the shares of Novelis Switzerland SA, the Share Pledge Agreement between Novelis AG and the Term Loan Collateral Agent relating to the shares of Novelis Technology AG and the Intellectual Property Pledge Agreement between Novelis Switzerland SA and the Term Loan Collateral Agent.
          “Term Loan Administrative Agent” has the meaning assigned to that term in the preamble to this Agreement.
          “Term Loan Agents” has the meaning assigned to that term in the preamble to this Agreement.
          “Term Loan Agreement” has the meaning assigned to that term in the recitals to this Agreement.
          “Term Loan Claimholder” means, at any relevant time, the holders of any Term Loan Obligations at that time, including the Term Loan Lenders and the agents under the Term Loan Documents and any Term Loan Qualified Counterparty and any receiver under the Term Loan Documents.
          “Term Loan Collateral Agent” has the meaning assigned to that term in the preamble to this Agreement.
          “Term Loan Default” means an “Event of Default” (as defined in any of the Term Loan Documents), which is no longer subject to any applicable cure or notice period.
          “Term Loan Documents” means the Term Loan Agreement, the Term Loan Mortgages and the other “Loan Documents” (as defined in the Term Loan Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Term Loan Obligation, and any other document or instrument executed or delivered at any time in connection with any Term Loan Obligations, including any intercreditor or joinder agreement among holders of Term Loan Obligations to the extent such are effective at the relevant time, as each may be Modified or Refinanced from time to time in whole or in part (whether with the Term Loan Agents and Term Loan Lenders or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.
          “Term Loan General Intangibles” means all General Intangibles which are not Revolving Credit General Intangibles.
          “Term Loan Lenders” means the banks, financial institutions and other entities from time to time party to the Term Loan Agreement as lenders.
          “Term Loan Lien” means a Lien granted by a security document to the Term Loan Agent, at any time, upon any property of any Borrower, Holdings or any other Guarantor to secure Term Loan Obligations.
          “Term Loan Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on Real Property owned or leased by any Grantor is granted to secure any Term Loan Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.
          “Term Loan Obligations” means, (a) all obligations of the Canadian Borrower, the U.S. Borrower and the other Grantors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing (and interest that would have accrued but for such proceeding) during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) on the loans under the Term Loan Credit Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Canadian Borrower, the U.S. Borrower and the other Grantors under the Term Loan Credit Agreement in respect of any letter of credit, when and as due, including payments in respect of reimbursement obligations with respect to drawings under letter of credit, interest thereon and obligations to provide cash collateral with respect to letters of credit issued under the Term Loan Documents and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), of the Canadian Borrower, the U.S. Borrower and the other Grantors under the Term Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Canadian Borrower, the U.S. Borrower and the other Grantors under or pursuant to the Term Loan Documents and (c) the due and punctual payment and performance of all obligations the Grantors under each Hedging Agreement entered into by any Grantor with any counterparty that is a Term Loan Qualified Counterparty. “Term Loan Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Term Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

          “Term Loan Priority Collateral” means all now owned or hereafter acquired Collateral other than the Revolving Credit Priority Collateral, including all: (a) Equipment; (b) Real Estate Assets; (c) Intellectual Property; (d) Term Loan General Intangibles; (e) documents of title related to Equipment; (f) Records, “supporting obligations” (as defined in Article 9 of the UCC), commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; (g) Stock of Subsidiaries and Intercompany Notes of Subsidiaries; (h) Net Cash Proceeds Accounts; and (i) substitutions, replacements, accessions, products and proceeds (including insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.
          “Term Loan Qualified Counterparty” means a Person that (i) is party to a Hedging Agreement with a Grantor and (ii) at the time such Hedging Agreement was entered into or as of the Closing Date in the case of Hedging Agreements entered into prior to the Closing Date which remain in effect on the Closing Date, was a lender under the Term Loan Credit Agreement or the Revolving Credit Agreement or a Term Loan Agent or an arranger under the Term Loan Credit Agreement, or an Affiliate of any such lender, Term Loan Agent or arranger.
          “Term Loan Security Documents” means the “Security Documents” as defined in the Term Loan Agreement and any other agreement, document or instrument pursuant to which a Lien is granted securing any Term Loan Obligations or under which rights or remedies with respect to such Liens are governed.
          “Term Loan Standstill Period” has the meaning assigned to that term in Section 3.1(a)(1).
          “Trademarks” means, collectively, all trademarks (including service marks and certification marks), slogans, logos, certification marks, trade dress, internet domain names, corporate names and trade names, whether registered or unregistered (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) registrations and applications for any of the foregoing, (ii) goodwill connected with the use thereof and symbolized thereby, (iii) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (iv) reissues, continuations, extensions and renewals thereof and amendments thereto, (v) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof, (vi) rights corresponding thereto throughout the world and (vii) rights to sue for past, present and future infringements, dilutions or other violations thereof.
          “Trade Secrets and Other Proprietary Rights” means, collectively, all trade secrets, proprietary information and data and databases, know-how and processes, designs, inventions, technology and software and any other intangible rights to the extent not covered by the definitions of Patents, Trademarks and Copyrights; whether registered or unregistered, whether statutory or common law, and whether established or registered in the United States or any other country or any political subdivision thereof, together with any and all (i) registrations and applications for the foregoing, (ii) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (iii) reissues, continuations, extensions, renewals and divisions thereof and amendments thereto, (v) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements or other violations thereof, (vi) rights corresponding thereto throughout the world and (vii) rights to sue for past, present and future infringements and other violations thereof.
          “Treasury Services Agreement” shall mean any agreement relating to treasury, depositary and cash management services or automated clearinghouse transfer of funds of any Grantor.
          “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of New York or when the context implies, the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any other applicable jurisdiction.
          “U.K. Borrower” has the meaning assigned to that term in the preamble to this Agreement.
          “U.S. Borrowers” has the meaning assigned to that term in the preamble to this Agreement.
     1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise:
          (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as Modified from time to time;
          (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;
          (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
          (d) all references herein to Sections shall be construed to refer to Sections of this Agreement;
          (e) all references to terms defined in the New York UCC shall have the meaning ascribed to them therein (unless otherwise specifically defined herein); and

          (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          II. LIEN PRIORITIES.
     2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Term Loan Obligations granted on the Collateral or of any Liens securing the Revolving Credit Obligations granted on the Collateral and notwithstanding any provision of any UCC, or any other applicable law or the Revolving Credit Loan Documents or the Term Loan Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Revolving Credit Obligations or Term Loan Obligations or any other circumstance whatsoever, each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, and each Term Loan Agent, on behalf of itself and the other Term Loan Claimholders hereby agrees that:
          (a) any Liens on the Revolving Credit Priority Collateral securing any Revolving Credit Obligations, whether now or hereafter held by or on behalf of any Revolving Credit Agent or any other Revolving Credit Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in right, priority, operation, effect and all other respects to any Liens on the Revolving Credit Priority Collateral securing any Term Loan Obligations; and
          (b) any Liens on the Term Loan Priority Collateral securing any Term Loan Obligations, whether now or hereafter held by or on behalf of any Term Loan Agent, any other Term Loan Claimholder or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in right, priority, operation, effect and all other respects to any Liens on the Term Loan Priority Collateral which may secure any Revolving Credit Obligations.
     2.2 Prohibition on Contesting Liens. Each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, and each Term Loan Agent, on behalf of itself and the other Term Loan Claimholders, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Revolving Credit Claimholders or any of the Term Loan Claimholders in all or any part of the Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Revolving Credit Agent or any other Revolving Credit Claimholder, or any Term Loan Agent or any other Term Loan Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1 and 3.2.
     2.3 No New Liens. So long as the Discharge of Revolving Credit Obligations and the Discharge of Term Loan Obligations have not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, and each Term Loan Agent, on behalf of itself and the other Term Loan Claimholders, and each Grantor, agrees that each Grantor shall not, and shall not permit any other Grantor to:
          (a) grant or permit any additional Liens on any asset or property to secure any Term Loan Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Revolving Credit Obligations; or
          (b) grant or permit any additional Liens on any asset or property to secure any Revolving Credit Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Term Loan Obligations.
To the extent any additional Liens are granted on any asset or property in accordance with this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available hereunder, each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, and each Term Loan Agent, on behalf of itself and the other Term Loan Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.
     2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the Collateral securing the Revolving Credit Obligations and the Term Loan Obligations be identical. In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement (including Section 5.3):
          (a) upon request by any Revolving Credit Agent or Term Loan Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Revolving Credit Loan Documents and the Term Loan Documents; and
          (b) that the documents and agreements creating or evidencing the Collateral for the Revolving Credit Obligations and the Term Loan Obligations shall (subject to any deviations therefrom as may be agreed to by both the Revolving Credit Agents and the Term Loan Agents in their sole discretion) be in all material respects the same forms of documents other than with respect to the nature of the Obligations secured thereunder and, to the extent relevant, the priority of the Liens granted thereunder.
     2.5 German Real Estate. Any amounts realized by the Term Loan Claimholders or Revolving Credit Claimholders with respect to, or allocable to, real property interests (including fixtures and equipment attached thereto) of any German Guarantor following an Enforcement or during an Enforcement Period, shall, notwithstanding anything to the contrary contained herein for purposes of this Agreement, constitute Term Loan Priority Collateral, and be payable to the Term Loan Agents on behalf of the Term Loan Claimholders.

          III. ENFORCEMENT.
     3.1 Exercise of Remedies — Restrictions on the Term Loan Agents and the other Term Loan Claimholders.
          (a) Unless the Term Loan Agents and the Revolving Credit Agents agree in writing otherwise, until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, the Term Loan Agents and the other Term Loan Claimholders:
               (1) will not seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, or otherwise exercise or seek to exercise any rights or remedies with respect to, any Revolving Credit Priority Collateral (including the exercise of any right of set-off or any right under any Account Agreement (other than Account Agreements with respect to Net Cash Proceeds Accounts), landlord waiver or bailee’s letter or similar agreement or arrangement to which any Term Loan Agent or any other Term Loan Claimholder is a party, to the extent relating to Revolving Credit Priority Collateral), or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that any of the Term Loan Agents may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (i) the date on which any Term Loan Agent first declared the existence of a Term Loan Default and demanded the repayment of all the principal amount of any Term Loan Obligations; and (ii) the date on which any Revolving Credit Agent received notice from any Term Loan Agent of such declarations of a Term Loan Default and of such demand for payment (the “Term Loan Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall any Term Loan Agent or any other Term Loan Claimholder exercise any rights or remedies with respect to the Revolving Credit Priority Collateral if, notwithstanding the expiration of the Term Loan Standstill Period, any of the Revolving Credit Agents or any of the other Revolving Credit Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Revolving Credit Priority Collateral (prompt notice of such exercise to be given to the Term Loan Agents);
               (2) will not contest, protest or object to any foreclosure proceeding or action brought by any Revolving Credit Agent or any other Revolving Credit Claimholder or any other exercise by any Revolving Credit Agent or any other Revolving Credit Claimholder of any rights and remedies relating to the Revolving Credit Priority Collateral, whether under the Revolving Credit Loan Documents or otherwise; and
               (3) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by any of the Revolving Credit Agents or any of the other Revolving Credit Claimholders from bringing or pursuing any Enforcement;

provided that, in the case of each of the foregoing clauses (1), (2) and (3) above, the Liens (if any) granted to secure the Term Loan Obligations shall attach to any proceeds resulting from actions taken by any Revolving Credit Agent or any other Revolving Credit Claimholder in accordance with this Agreement after giving effect to any application of such proceeds to the Revolving Credit Obligations.
          (b) Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, the Revolving Credit Agents and the other Revolving Credit Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of Revolving Credit Priority Collateral by the respective Grantors after a Revolving Credit Default) make determinations regarding the release, disposition, or restrictions with respect to the Revolving Credit Priority Collateral without any consultation with or the consent of any Term Loan Agent or any other Term Loan Claimholder; provided, however, that the Lien (if any) securing the Term Loan Obligations shall remain on the proceeds (other than those properly applied to the Revolving Credit Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Revolving Credit Priority Collateral, the Revolving Credit Agents and the other Revolving Credit Claimholders may enforce the provisions of the Revolving Credit Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Revolving Credit Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC (or any similar or equivalent legislation of any applicable jurisdiction outside the United States) and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.
          (c) Notwithstanding the foregoing, any of the Term Loan Agents and any of the other Term Loan Claimholders may:
               (1) file a claim or statement of interest with respect to the Term Loan Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor;
               (2) take any action (not adverse to the priority status of the Liens on the Revolving Credit Priority Collateral securing the Revolving Credit Obligations, or the rights of any of the Revolving Credit Agents or any of the other Revolving Credit Claimholders to exercise rights or remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on any of the Collateral, including exercising rights solely with respect to Term Loan Priority Collateral pursuant to rights provided under landlord waivers or bailee’s letters or similar agreements or arrangements;
               (3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Term Loan

Claimholders, including any claims secured by the Revolving Credit Priority Collateral, if any, in each case in accordance with the terms of this Agreement;
               (4) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;
               (5) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Term Loan Obligations and/or the Term Loan Priority Collateral;
               (6) exercise any of its rights or remedies with respect to any of the Revolving Credit Priority Collateral after the termination of the Term Loan Standstill Period to the extent permitted by Section 3.1(a)(1); and
               (7) make a cash bid on all or any portion of the Revolving Credit Priority Collateral in any foreclosure proceeding or action.
Each Term Loan Agent, on behalf of itself and the other Term Loan Claimholders, agrees that it will not take or receive any Revolving Credit Priority Collateral or any proceeds of such Revolving Credit Priority Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Revolving Credit Priority Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Revolving Credit Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(c)(1) and this Section 3.1(c), the sole right of the Term Loan Agents and the other Term Loan Claimholders with respect to the Revolving Credit Priority Collateral is to hold a Lien (if any) on such Revolving Credit Priority Collateral pursuant to the respective Term Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Revolving Credit Obligations has occurred.
          (d) Subject to Sections 3.1(a), 3.1(c) and 6.3(c)(1):
               (1) each Term Loan Agent, on behalf of itself and the other Term Loan Claimholders, agrees that it will not take any action that would hinder any exercise of remedies under the Revolving Credit Loan Documents (other than with respect to Term Loan Priority Collateral) or under the Revolving Credit Loan Documents with respect to the Revolving Credit Priority Collateral or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Revolving Credit Priority Collateral, whether by foreclosure or otherwise;
               (2) each Term Loan Agent, on behalf of itself and the other Term Loan Claimholders, hereby waives any and all rights such Term Loan Agent and the respective other Term Loan Claimholders, as applicable, may at any time have as a junior lien creditor or otherwise to object to the manner in which any Revolving Credit Agent or any other Revolving Credit Claimholders seek to enforce or collect the Revolving Credit Obligations or the Liens securing the Revolving Credit Priority Collateral if such enforcement or collection is undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any Revolving Credit Agent or any other Revolving Credit Claimholders is adverse to the interest of the Term Loan Claimholders; and
               (3) each Term Loan Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Term Loan Document shall be deemed to restrict in any way the rights and remedies of any Revolving Credit Agent or any other Revolving Credit Claimholder with respect to the enforcement of the Liens on the Revolving Credit Priority Collateral as set forth in this Agreement and the Revolving Credit Loan Documents.
          (e) Except as otherwise specifically set forth in Sections 3.1(a), 3.1(d) and 3.5, the Term Loan Agents and the other Term Loan Claimholders may exercise rights and remedies as unsecured creditors against any Borrower or any other Grantor that has guaranteed or granted Liens to secure the Term Loan Obligations, and the Term Loan Agents and the other Term Loan Claimholders may exercise rights and remedies with respect to the Collateral, in each case, in accordance with the terms of this Agreement, the Term Loan Documents and applicable law; provided, however, that in the event that any Term Loan Agent or any other Term Loan Claimholder becomes a judgment Lien creditor in respect of Revolving Credit Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Term Loan Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Revolving Credit Priority Collateral) as the other Liens securing the Term Loan Obligations are subject to this Agreement.
          (f) Nothing in this Agreement shall prohibit the receipt by any Term Loan Agent or any other Term Loan Claimholder of the required payments of interest, principal and other amounts owed in respect of its Term Loan Obligations, so long as such receipt is not the direct or indirect result of the exercise by any Term Loan Agent or any other Term Loan Claimholder of rights or remedies as a secured creditor in respect of the Revolving Credit Priority Collateral (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects, as between the Grantors and the Revolving Credit Claimholders, any rights or remedies the Revolving Credit Agents or the other Revolving Credit Claimholders may have against the Grantors under the Revolving Credit Loan Documents.
     3.2 Exercise of Remedies — Restrictions on the Revolving Credit Agents and the other Revolving Credit Claimholders.
          (a) Unless the Term Loan Agents and the Revolving Credit Agents agree in writing otherwise, until the Discharge of Term Loan Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, the Revolving Credit Agents and the other Revolving Credit Claimholders:

          (1) will not seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, or otherwise exercise or seek to exercise any rights or remedies with respect to, any Term Loan Priority Collateral (including the exercise of any right of set-off or any right under any Account Agreement with respect to Net Cash Proceeds Accounts, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Revolving Credit Agent or any other Revolving Credit Claimholder is a party, to the extent relating to Term Loan Priority Collateral), or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that any of the Revolving Credit Agents may exercise the rights provided for in Section 3.3 (with respect to any Access Period) and Section 3.4 and may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (i) the date on which any Revolving Credit Agent first declared the existence of any Revolving Credit Default and demanded the repayment of all the principal amount of any Revolving Credit Obligations; and (ii) the date on which any Term Loan Agent received notice from any Revolving Credit Agent of such declarations of a Revolving Credit Default and of such demand for payment (the “Revolving Credit Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall any Revolving Credit Agent or any other Revolving Credit Claimholder exercise any rights or remedies (other than those under Section 3.3) with respect to the Term Loan Priority Collateral if, notwithstanding the expiration of the Revolving Credit Standstill Period, any of the Term Loan Agents or any of the other Term Loan Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Term Loan Priority Collateral (prompt notice of such exercise to be given to the Revolving Credit Agents);
          (2) will not contest, protest or object to any foreclosure proceeding or action brought by any Term Loan Agent or any other Term Loan Claimholder or any other exercise by any Term Loan Agent or any other Term Loan Claimholder of any rights and remedies relating to the Term Loan Priority Collateral, whether under the Term Loan Documents or otherwise; and
          (3) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.2(c), will not object to the forbearance by any of the Term Loan Agents or any of the other Term Loan Claimholders from bringing or pursuing any Enforcement;
provided that in the case of each of the foregoing clauses (1), (2) and (3) above, the Liens (if any) granted to secure the Revolving Credit Obligations shall attach to any proceeds resulting from actions taken by any Term Loan Agent or any other Term Loan Claimholder in accordance with this Agreement after giving effect to any application of such proceeds to the Term Loan Obligations.
          (b) Until the Discharge of Term Loan Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, the Term Loan Agents and the other Term Loan Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make, in connection therewith (including voluntary Dispositions of Term Loan Priority Collateral by the respective Grantors after a Term Loan Default) determinations regarding the release, disposition, or restrictions with respect to the Term Loan Priority Collateral without any consultation with or the consent of any Revolving Credit Agent or any other Revolving Credit Claimholder; provided, however, that the Lien (if any) securing the Revolving Credit Obligations shall remain on the proceeds (other than those properly applied to the Term Loan Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Term Loan Priority Collateral, the Term Loan Agents and the other Term Loan Claimholders may enforce the provisions of the Term Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Term Loan Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC (or any similar or equivalent legislation of any applicable jurisdiction outside the United States) and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.
          (c) Notwithstanding the foregoing, any of the Revolving Credit Agents and any of the other Revolving Credit Claimholders may:
               (1) file a claim or statement of interest with respect to the Revolving Credit Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor;
               (2) take any action (not adverse to the priority status of the Liens on the Term Loan Priority Collateral securing the Term Loan Obligations, or the rights of any of the Term Loan Agents or any of the other Term Loan Claimholders to exercise rights or remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on any of the Collateral, including exercising rights solely with respect to Revolving Credit Priority Collateral pursuant to rights provided under landlord waivers or bailee’s letters or similar agreements or arrangements;
               (3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Revolving Credit Claimholders, including any claims secured by the Term Loan Priority Collateral, if any, in each case in accordance with the terms of this Agreement;
               (4) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;
               (5) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Revolving Credit Obligations and/or the Revolving Credit Priority Collateral;

               (6) exercise any of its rights or remedies with respect to any of the Collateral after the termination of the Revolving Credit Standstill Period, to the extent permitted by Section 3.2(a)(1); and
               (7) make a cash bid on all or any portion of the Term Loan Priority Collateral in any foreclosure proceeding or action.
Each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, agrees that it will not take or receive any Term Loan Priority Collateral or any proceeds of such Term Loan Priority Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Term Loan Priority Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Term Loan Obligations has occurred, except as expressly provided in Sections 3.2(a), 3.3, 6.3(c)(2) and this Section 3.2(c), the sole right of the Revolving Credit Agents and the other Revolving Credit Claimholders with respect to the Term Loan Priority Collateral is to hold a Lien (if any) on such Term Loan Priority Collateral pursuant to the respective Revolving Credit Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Term Loan Obligations has occurred.
          (d) Subject to Sections 3.2(a), 3.2(c), 3.3 and 6.3(c)(2):
               (1) each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, agrees that it will not take any action that would hinder any exercise of remedies under the Term Loan Documents (other than with respect to Revolving Credit Priority Collateral) or under the Term Loan Documents with respect to the Term Loan Priority Collateral or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Term Loan Priority Collateral, whether by foreclosure or otherwise;
               (2) each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, hereby waives any and all rights such Revolving Credit Agent and the respective other Revolving Credit Claimholders, as applicable, may at any time have as a junior lien creditor or otherwise to object to the manner in which any Term Loan Agent or any other Term Loan Claimholder seeks to enforce or collect the Term Loan Obligations or the Liens securing the Term Loan Priority Collateral if such enforcement or collection is undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any Term Loan Agent or any other Term Loan Claimholders is adverse to the interest of the Revolving Credit Claimholders; and
               (3) each Revolving Credit Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Revolving Credit Loan Document, shall be deemed to restrict in any way the rights and remedies of any Term Loan Agent or any other Term Loan Claimholder with respect to the enforcement of its Liens on the Term Loan Priority Collateral as set forth in this Agreement and the Term Loan Documents.

          (e) Except as otherwise specifically set forth in Sections 3.2(a), 3.2(d) and 3.5, the Revolving Credit Agents and the other Revolving Credit Claimholders may exercise rights and remedies as unsecured creditors against any Borrower or any other Grantor that has guaranteed or granted Liens to secure the Revolving Credit Obligations and the Revolving Credit Agents and the other Revolving Credit Claimholders may exercise rights and remedies with respect to the Collateral, in each case, in accordance with the terms of this Agreement, the Revolving Credit Loan Documents and applicable law; provided, however, that in the event that any Revolving Credit Agent or any other Revolving Credit Claimholder becomes a judgment Lien creditor in respect of Term Loan Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Revolving Credit Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Loan Priority Collateral) as the other Liens securing the Revolving Credit Obligations are subject to this Agreement.
          (f) Nothing in this Agreement shall prohibit the receipt by any Revolving Credit Agent or any other Revolving Credit Claimholder of the required payments of interest, principal and other amounts owed in respect of the Revolving Credit Obligations, so long as such receipt is not the direct or indirect result of the exercise by any Revolving Credit Agent or any other Revolving Credit Claimholder of rights or remedies as a secured creditor in respect of the Term Loan Priority Collateral (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects, as between the Grantors and the Term Loan Claimholders, any rights or remedies the Term Loan Agents or the other Term Loan Claimholders may have against the Grantors under the Term Loan Documents.
     3.3 Exercise of Remedies — Collateral Access Rights.
          (a) The Revolving Credit Agents and the Term Loan Agents agree not to commence Enforcement until the earlier of (i) the date on which an Enforcement Notice has been given to any Term Loan Agent by any Revolving Credit Agent or any Revolving Credit Agent by any Term Loan Agent, as the case may be, and (ii) the date on which any Insolvency or Liquidation Proceeding is commenced by or against any Grantor. Subject to the provisions of Sections 3.1 and 3.2 above, any of the Revolving Credit Agents and any of the Term Loan Agents may, to the extent permitted by applicable law, join in any judicial proceedings commenced by the other Person to enforce Liens on the Collateral, provided that no such Revolving Credit Agents or Term Loan Agents, nor any other Revolving Credit Claimholders or Term Loan Claimholders, as the case may be, shall interfere with the Enforcement actions of the other with respect to Collateral in which such party or its Revolving Credit Agent or Term Loan Agent, as the case may be, has the benefit of the priority Lien in accordance herewith.
          (b) If any of the Term Loan Agents or any of the other Term Loan Claimholders or any of their respective agents or representatives, or any third party pursuant to any Enforcement undertaken by any of the Term Loan Agents or any of the other Term Loan Claimholders, as applicable, or any receiver, shall obtain possession or physical control of any of the Mortgaged Premises, the Term Loan Agents shall promptly notify the Revolving Credit Agents of that fact and the Revolving Credit Agents shall, within 10 Business Days thereafter, notify the Term Loan Agents and, if applicable, any such third party (at such address to be provided by the Term Loan Agents, as applicable, in connection with the applicable Enforcement), as to whether the Revolving Credit Agents desire to exercise access rights under this Agreement, at which time the parties shall confer in good faith to coordinate with respect to the Revolving Credit Agents’ exercise of such access rights. Access rights may apply to differing parcels of Mortgaged Premises at differing times (i.e. the Revolving Credit Agents may obtain possession of one plant at a different time than it obtains possession of other properties), in which case, a differing Access Period may apply to each such property.
          (c) Upon delivery of notice to the Term Loan Agents as provided in Section 3.3(b), the Access Period shall commence for the subject parcel of Mortgaged Premises. During the Access Period, the Revolving Credit Agents and their respective agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use, the Term Loan Priority Collateral for the purpose of arranging for and effecting the sale or disposition of Revolving Credit Priority Collateral, including the production, completion, packaging and other preparation of such Revolving Credit Priority Collateral for sale or disposition. During any such Access Period, the Revolving Credit Agents and their respective agents, representatives and designees, may continue to operate, service, maintain, process and sell the Revolving Credit Priority Collateral, as well as to engage in bulk sales of Revolving Credit Priority Collateral. Each Revolving Credit Agent shall take proper care of any Term Loan Priority Collateral that is used by it during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by it or its agents, representatives or designees and comply with all applicable laws in connection with its use or occupancy of the Term Loan Priority Collateral. The Revolving Credit Agents and the other Revolving Credit Claimholders shall indemnify and hold harmless the Term Loan Agents and the other Term Loan Claimholders for any injury or damage to Persons or property caused by the acts or omissions of Persons under the control of any of the Revolving Credit Agents or any other Revolving Credit Claimholders. The Revolving Credit Agents and the Term Loan Agents shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Term Loan Agents to commence foreclosure of the Term Loan Mortgages or to show the Term Loan Priority Collateral to prospective purchasers and to ready the Term Loan Priority Collateral for sale.
          (d) If any order or injunction is issued or stay is granted or otherwise comes into force which prohibits the Revolving Credit Agents from exercising any of their rights hereunder, then at the Revolving Credit Agents’ option, the Access Period granted under this Section 3.3 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.3. If any Term Loan Agent shall foreclose or otherwise sell any of the Term Loan Priority Collateral, such Person will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring such Term Loan Priority Collateral subject to the terms of this Agreement.
          (e) The Grantors hereby agree with the Term Loan Agents that the Revolving Credit Agents shall have access, during the Access Period, as described herein and each such Grantor that owns any of the Mortgaged Premises grants a non-exclusive easement in gross over its property to permit the uses by Revolving Credit Agents, contemplated by this Section 3.3. Each Term Loan Agent consents to such easement.

     3.4 Exercise of Remedies — Intellectual Property Rights/Access to Information/Use of Equipment.
          (a) Each Term Loan Agent hereby grants (to the full extent of its rights and interests) to each Revolving Credit Agent and its agents, representatives and designees a royalty free, rent free license and lease to use all of the Term Loan Priority Collateral (exclusive of Intellectual Property but including any computer or other data processing Equipment), to collect all Accounts or amounts owing under Instruments or Chattel Paper, to copy, use or preserve any and all information relating to any of the Collateral, and to complete the manufacture, packaging and sale of Inventory; provided, however, that the royalty free, rent free license and lease granted in clause (a) with respect to Equipment shall immediately expire upon the sale, lease, transfer or other disposition of such Equipment; provided, further, that the Term Loan Agents shall provide the Revolving Credit Agent with at least ten (10) days’ notice prior to such sale, lease, transfer or disposition.
          (b) Each Term Loan Agent hereby grants (to the full extent of its rights and interests) each Revolving Credit Agent and its agents, representatives and designees, solely during the Enforcement Period, (i) a nonexclusive, royalty free, worldwide license or sublicense (subject to the terms of the underlying license) (which will be binding on any successor or assignee of the Intellectual Property) to use all of the Term Loan Priority Collateral constituting Intellectual Property solely to the extent necessary to collect all Accounts or amounts owing under Instruments or Chattel Paper and to complete the manufacture, packaging and sale of Inventory and (ii) a nonexclusive, royalty free, worldwide license or sublicense (subject to the terms of the underlying license) (which will be binding on any successor or assignee of the Intellectual Property) to use any and all Term Loan Priority Collateral constituting Intellectual Property in connection with its Enforcement; provided, however, that each Revolving Credit Agent, during the term of the above licenses, shall use any Trademarks of such licensed Intellectual Property solely in connection with (x) goods or services which the Revolving Credit Agents in good faith reasonably believe to be in all material respects of at least the same level of quality offered by, and in a manner in which the Revolving Credit Agents in good faith reasonably believe to be in all material respects consistent with the practices of, the relevant Grantors as of the date of the Enforcement Notice or (y) the disposition of damaged, obsolete or second-quality goods which dispositions the Revolving Credit Agents in good faith reasonably believe will not materially diminish the distinctiveness and quality characteristics associated with such Intellectual Property or the validity thereof (it being understood and agreed that each Revolving Credit Agent and its agents, representatives and designees shall comply in all material respects with all laws pertaining to its use of Intellectual Property described hereunder, including notice requirements).
     3.4 Exercise of Remedies — Set Off and Tracing of and Priorities in Proceeds. Each Term Loan Agent, for itself and on behalf of the other Term Loan Claimholders, acknowledges and agrees that, to the extent any such Person exercises its rights of set-off against any Grantors’ Deposit Accounts, Securities Accounts or other assets, the amount of such set-off shall be deemed to be the Revolving Credit Priority Collateral to be held and distributed pursuant to Section 4.3; provided that the foregoing shall not apply to any set-off by any such Person against any Term Loan Priority Collateral (including proceeds thereof and amounts in any Net Cash Proceeds Accounts) to the extent applied to payment of Term Loan Obligations. Each Term

Loan Agent, for itself and on behalf of the other Term Loan Claimholders agrees that prior to an issuance of an Enforcement Notice all funds deposited under Account Agreements (excluding funds in Net Cash Proceeds Accounts) and then applied to the Revolving Credit Obligations shall be treated as Revolving Credit Priority Collateral and, unless any Revolving Credit Agent has actual knowledge to the contrary, any claim that payments made to any Revolving Credit Agent through the bank accounts that are subject to Account Agreements (other than Account Agreements with respect to Net Cash Proceeds Accounts) are proceeds of or otherwise constitute Term Loan Priority Collateral, are waived. Prior to an issuance of an Enforcement Notice, any proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property (excluding property held pursuant to an Account Agreement) that is Collateral shall not (as among the Revolving Credit Agents, the Term Loan Agents and the various other Claimholders) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. After an issuance of an Enforcement Notice, the Revolving Credit Agents, the Term Loan Agents and the other Claimholders shall cooperate in good faith to identify the proceeds of the Revolving Credit Priority Collateral and the Term Loan Priority Collateral, as the case may be (it being agreed that after an issuance of an Enforcement Notice, unless any Revolving Credit Agent has actual knowledge to the contrary, all funds deposited under Account Agreements (other than funds deposited in Net Cash Proceeds Accounts) and then applied to the Revolving Credit Obligations shall be presumed to be Revolving Credit Priority Collateral (a presumption that can be rebutted by the Term Loan Agents); provided, however, that no Revolving Credit Agent, Term Loan Agent or other Claimholder shall be liable or in any way responsible for any claims or damages from conversion of the Revolving Credit Priority Collateral or Term Loan Priority Collateral, as the case may be (it being understood and agreed that (i) the only obligation of any Revolving Credit Agent or other Revolving Credit Claimholder is to pay over to the Term Loan Agents, in the same form as received, with any necessary endorsements, all proceeds that such Revolving Credit Agent or other Revolving Credit Claimholder received that have been identified as proceeds of the Term Loan Priority Collateral and, until such time, such proceeds will be held in trust for the Term Loan Agents and (ii) the only obligation of any Term Loan Agent or other Term Loan Claimholder is to pay over to the Revolving Credit Agents, in the same form as received, with any necessary endorsements, all proceeds that such Term Loan Agent or other Term Loan Claimholder received that have been identified as proceeds of the Revolving Credit Priority Collateral. Any of the Revolving Credit Agents and any of the Term Loan Agents may request from the other an accounting of the identification of the proceeds of Collateral (and the Revolving Credit Agents and the Term Loan Agents, as the case may be, upon which such request is made shall deliver such accounting reasonably promptly after such request is made) and, until such time, such proceeds will be held in trust for the Revolving Credit Agents.
          IV. PAYMENTS.
     4.1 Application of Proceeds.
          (a) So long as the Discharge of Revolving Credit Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, all Revolving Credit Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Revolving Credit Priority Collateral upon the exercise of remedies by (x) any of the Revolving

Credit Agents or any other Revolving Credit Claimholders, shall be applied by the Revolving Credit Agents to the Revolving Credit Obligations in such order as specified in the relevant Revolving Credit Loan Documents or (y) any of the Term Loan Agents or any other Term Loan Claimholders in accordance with this Agreement shall be segregated and held in trust for and on behalf of and forthwith paid over to the Revolving Credit Agents for the benefit of the Revolving Credit Claimholders in the same form as received, with any necessary endorsements. Upon the Discharge of Revolving Credit Obligations, the Revolving Credit Agents shall deliver to the Term Loan Agents any Collateral and proceeds of Collateral held by any Revolving Credit Agents in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Term Loan Agents in such order as specified in the relevant Term Loan Documents.
          (b) So long as the Discharge of Term Loan Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, all Term Loan Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Term Loan Priority Collateral upon the exercise of remedies by (x) any of the Term Loan Agents or any other Term Loan Claimholders, shall be applied by the Term Loan Agents to the Term Loan Obligations in such order as specified in the other relevant Term Loan Documents or (y) any of the Revolving Credit Agents or any other Revolving Credit Claimholders in accordance with this Agreement shall be segregated and held in trust for and on behalf of and forthwith paid over to the Term Loan Agents for the benefit of the Term Loan Claimholders in the same form as received, with any necessary endorsements. Upon the Discharge of Term Loan Obligations, the Term Loan Agents shall deliver to the Revolving Credit Agents any Collateral and proceeds of Collateral held by any Term Loan Agents in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Revolving Credit Agents in such order as specified in the relevant Revolving Credit Loan Documents.
          (c) Any amounts realized by the Revolving Credit Claimholders from real property interests of German Subsidiaries as provided in Section 2.5 shall be held in trust for and on behalf of and forthwith paid over to the Term Loan Agents in the same form as received, with any necessary endorsements.
     4.2 Payments Over in Violation of Agreement. Unless and until both the Discharge of Revolving Credit Obligations and the Discharge of Term Loan Obligations have occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by any Revolving Credit Agent, any Term Loan Agent or any other Claimholder in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust for and on behalf of and forthwith paid over to the Revolving Credit Agents or the Term Loan Agents, as appropriate, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each of the Revolving Credit Agents is hereby authorized to make any such endorsements as agent for the Term Loan Agents and each of the Term Loan Agents is hereby authorized to make any such endorsements as agent for the Revolving Credit Agents. Each of the foregoing authorizations is coupled with an interest and is irrevocable until both the Discharge of Revolving Credit Obligations and Discharge of Term Loan Obligations have occurred.
     4.3 Application of Payments. Subject to the other terms of this Agreement (a) all payments received by any Revolving Credit Agent or any other Revolving Credit Claimholder may be applied, reversed and reapplied, in whole or in part, to the Revolving Credit Obligations to the extent provided for in the Revolving Credit Loan Documents; and (b) all payments received by any Term Loan Agent or any other Term Loan Claimholder may be applied, reversed and reapplied, in whole or in part, to the Term Loan Obligations to the extent provided for in the Term Loan Documents.
          V. OTHER AGREEMENTS.
     5.1 Releases.
          (a) (i) If in connection with the exercise of by any Revolving Credit Agent of remedies in respect of any Collateral as provided for in Section 3.1, any Revolving Credit Agent, for itself and/or on behalf of any of the other Revolving Credit Claimholders, releases its Liens on any part of the Revolving Credit Priority Collateral, then the Liens, if any, of the Term Loan Agents and the other Term Loan Claimholders on the Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. Each Term Loan Agent, for itself and on behalf of the other Term Loan Claimholders, shall promptly execute and deliver to the Revolving Credit Agents such termination statements, releases and other documents as the Revolving Credit Agents may request to effectively confirm such release.
          (ii) If in connection with the exercise by any Term Loan Agent of remedies in respect of any Collateral as provided for in Section 3.2, any Term Loan Agent, for itself and/or on behalf of any of the other Term Loan Claimholders, releases all of its Liens on any part of the Term Loan Priority Collateral, then the Liens, if any, of the Revolving Credit Agents and the other Revolving Credit Claimholders on the Priority Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. Each Revolving Credit Agent, for itself and on behalf of the other Revolving Credit Claimholders shall promptly execute and deliver to the Term Loan Agents such termination statements, releases and other documents as the Term Loan Agents may request to effectively confirm such release.
          (b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral or all of the Equity Interests of any Grantor (collectively, a “Disposition”) permitted under the terms of both the Revolving Credit Loan Documents and the Term Loan Documents (including voluntary Dispositions of Revolving Credit Priority Collateral by the respective Grantors after a Revolving Credit Default and voluntary Dispositions of Term Loan Priority Collateral by the respective Grantors after a Term Loan Default), (i) any Revolving Credit Agent, for itself and/or on behalf of any of the other Revolving Credit Claimholders, releases its Liens on any part of the Revolving Credit Priority Collateral subject to such Disposition or releases such Grantor whose Equity Interests have been so disposed of from its obligations under the Revolving Credit Loan Documents, in each case other than (A) in connection with the Discharge of Revolving Credit Obligations or (B) after the occurrence and during the continuance of a Term Loan Default, then the Liens, if any, of the Term Loan Agents and the other Term Loan Claimholders on such Collateral subject to Disposition shall be automatically, unconditionally and simultaneously released (and in the case of a release of a Grantor from its obligations under the Revolving Credit Loan Documents as aforesaid, such Grantor shall be automatically, unconditionally and simultaneously released from its obligations under the Term Loan Documents), and (ii) any Term Loan Agent, for itself and/or on behalf of any of the other Term Loan Claimholders, releases its Liens on any part of the Term Loan Priority Collateral or releases such Grantor from its obligations under the Term Loan Documents, in each case other than (A) in connection with the Discharge of Term Loan Obligations or (B) after the occurrence and during the continuance of a Revolving Credit Default, then the Liens, if any, of the Revolving Credit Agents and the other Revolving Credit Claimholders on such Collateral shall be automatically, unconditionally and simultaneously released (and, in the case of a release of a Grantor from its obligations under the Term Loan Documents as aforesaid, such Grantor shall be automatically, unconditionally and simultaneously released from its obligations under the Revolving Credit Loan Documents). Each of the Revolving Credit Agents, for itself and/or on behalf of the other Revolving Credit Claimholders, and each of the Term Loan Agents, for itself and/or on behalf of the other Term Loan Claimholders, as the case may be, shall promptly execute and deliver to the Term Loan Agents or the Revolving Credit Agents, as the case may be, such termination statements, releases and other documents as the Term Loan Agents or the Revolving Credit Agents may request to effectively confirm such release.
          (c) Until the Discharge of Revolving Credit Obligations shall occur, each Term Loan Agent, for itself and on behalf of the other Term Loan Claimholders, hereby irrevocably constitutes and appoints each Revolving Credit Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Term Loan Agent or each such other Term Loan Claimholder, whether in such Revolving Credit Agent’s name or, at the option of such Revolving Credit Agent, in any Term Loan Agent’s or any other Term Loan Claimholder’s own name, from time to time in such Revolving Credit Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.
          (d) Until the Discharge of Term Loan Obligations shall occur, each Revolving Credit Agent, for itself and on behalf of the other Revolving Credit Claimholders hereby irrevocably constitutes and appoints each Term Loan Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Revolving Credit Agent or each such other Revolving Credit Claimholder, whether in such Term Loan Agent’s name or, at the option of such Term Loan Agent, in any Revolving Credit Agent’s name or any other Revolving Credit Claimholder’s own name, from time to time in such Term Loan Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.
     5.2 Insurance.
          (a) Unless and until the Discharge of Revolving Credit Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Revolving Credit Loan Documents, (i) the Revolving Credit Agents and the other Revolving Credit Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Revolving Credit Priority Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Revolving Credit Priority Collateral, (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Revolving Credit Priority Collateral and to the extent required by the Revolving Credit Loan Documents shall be paid to the Revolving Credit Agents for the benefit of the Revolving Credit Claimholders pursuant to the terms of the Revolving Credit Loan Documents (including for purposes of cash collateralization of letters of credit) and thereafter, to the extent no Revolving Credit Obligations are outstanding, and subject to the terms of, and the rights of the Grantors under, the Term Loan Documents, to the Term Loan Agents for the benefit of the Term Loan Claimholders to the extent required under the Term Loan Documents and then, to the extent no Term Loan Obligations which were secured by such Collateral are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct and (iii) if any Term Loan Agent or any other Term Loan Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Revolving Credit Agents in accordance with the terms of Section 4.2.
          (b) Unless and until the Discharge of Term Loan Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Term Loan Documents, (i) the Term Loan Agents and the other Term Loan Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Term Loan Priority Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Term Loan Priority Collateral, (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Term Loan Priority Collateral and to the extent required by the Term Loan Documents shall be paid to the Term Loan Agents for the benefit of the Term Loan Claimholders pursuant to the terms of the Term Loan Documents and thereafter, to the extent no Term Loan Obligations are outstanding, and subject to the terms of, and the rights of the Grantors under, the Revolving Credit Loan Documents, to the Revolving Credit Agents for the benefit of the Revolving Credit Claimholders to the extent required under the Revolving Credit Loan Documents and then, to the extent no Revolving Credit Obligations which were secured by such Collateral are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct and (iii) if any Revolving Credit Agent or any other Revolving Credit Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this

Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Term Loan Agents in accordance with the terms of Section 4.2.
          (c) To effectuate the foregoing, the applicable Revolving Credit Agents and the applicable Term Loan Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder. To the extent any proceeds are received for business interruption and those proceeds are not compensation for a casualty loss with respect to the Term Loan Priority Collateral, such proceeds shall first be applied to the payment of the Revolving Credit Obligations and then be applied, to the extent required by the Term Loan Documents, to the payment of the Term Loan Obligations. To the extent any proceeds are received for liability or indemnification and those proceeds are not compensation for a casualty loss with respect to the Term Loan Priority Collateral, such proceeds shall be applied to compensate or reimburse the Term Loan Claimholders and Revolving Credit Claimholders in accordance with such liability or indemnification claims.
     5.3 Amendments to Revolving Credit Loan Documents and Term Loan Documents; Refinancings; Legending Provisions.
          (a) The Revolving Credit Loan Documents and the Term Loan Documents may be Modified in accordance with the terms of both the Revolving Credit Loan Documents and the Term Loan Documents in each case, without notice to, or the consent (except to the extent a consent is required to permit such Modification under any Revolving Credit Loan Document or any Term Loan Document) of any Revolving Credit Agent or any other Revolving Credit Claimholder or any Term Loan Agent or any other Term Loan Claimholder, as the case may be, all without affecting the lien priorities provided for herein or the other provisions of this Agreement.
          (b) (i) In the event any Revolving Credit Agent enters into (or otherwise agrees or consents to) any Modification in respect of any of the Revolving Credit Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Revolving Credit Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Revolving Credit Priority Collateral, then such Modification shall apply automatically to any comparable provision of the Comparable Term Loan Security Document without the consent of or action by any Term Loan Agent or any other Term Loan Claimholder (with all such Modifications subject to the terms hereof); provided that, (A) no such Modification shall have the effect of removing assets subject to the Lien of any Term Loan Security Document, except to the extent that a release of such Lien is permitted by Section 5.1, (B) any such Modification that materially and adversely affects the rights of any of the Term Loan Claimholders and does not affect the Revolving Credit Claimholders in a like or similar manner shall not apply to the Term Loan Security Documents without the consent of the Term Loan Agents, (C) no such Modification with respect to any provision applicable to any Term Loan Agent under any Term Loan Documents shall be made without the prior written consent of such Term Loan Agent and (D) notice of such Modification shall be given to the Term Loan Agents no later than 30 days after its effectiveness (provided that the failure to give such notice shall not affect the effectiveness and validity thereof) (other than, in the case of clauses (B) and (D), with respect to Modifications that secure additional extensions of credit or add additional secured creditors and do not violate the express provisions of the Term Loan Documents).
          (ii) In the event any Term Loan Agent enters into (or otherwise agrees or consents to) any Modification in respect of any of the Term Loan Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Term Loan Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Term Loan Priority Collateral, then such Modification shall apply automatically to any comparable provision of the Comparable Revolving Credit Security Document without the consent of or action by any Revolving Credit Agent or any other Revolving Credit Claimholder (with all such Modifications subject to the terms hereof); provided that, (A) no such a Modification shall have the effect of removing assets subject to the Lien of any Revolving Credit Security Document, except to the extent that a release of such Lien is permitted by Section 5.1, (B) any such Modification that materially and adversely affects the rights of any of the Revolving Credit Claimholders and does not affect the Term Loan Claimholders in a like or similar manner shall not apply to the Revolving Credit Security Documents without the consent of the Revolving Credit Agents, (C) no such Modification with respect to any provision applicable to any Revolving Credit Agent under any Revolving Credit Documents shall be made without the prior written consent of such Revolving Credit Agent and (D) notice of such Modification shall be given to the Revolving Credit Agents no later than 30 days after its effectiveness (provided that the failure to give such notice shall not affect the effectiveness and validity thereof) (other than, in the case of clauses (B) and (D), with respect to Modifications that secure additional extensions of credit or add additional secured creditors and do not violate the express provisions of the Revolving Credit Loan Documents).
          (c) The Revolving Credit Obligations and the Term Loan Obligations may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit such Refinancing transaction under any Revolving Credit Loan Document or any Term Loan Document) of any Revolving Credit Agent or any other Revolving Credit Claimholder or any Term Loan Agent or any other Term Loan Claimholder, as the case may be, all without affecting the lien priorities provided for herein or the other provisions of this Agreement; provided, however, that the holders of such Refinancing indebtedness (or an authorized agent or trustee on their behalf) and each relevant Grantor bind themselves to the terms of this Agreement in such documents or agreements (including amendments or supplements to this Agreement) as the Revolving Credit Agents or the Term Loan Agents, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Revolving Credit Agents or the Term Loan Agents, as the case may be, and any such Refinancing transaction shall be in accordance with the provisions of both the Revolving Credit Loan Documents and the Term Loan Documents.
          (d) Each Revolving Credit Security Document and Term Loan Security Document shall include the following language (or language to similar effect approved by each of the Revolving Credit Agents and the Term Loan Agents):
“NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED

TO THE [COLLATERAL AGENT, COLLATERAL TRUSTEE OR OTHER PERSON, AS APPLICABLE], FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE [COLLATERAL AGENT, COLLATERAL TRUSTEE OR OTHER PERSON, AS APPLICABLE] [AND THE OTHER SECURED PARTIES] HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, DATED AS OF JULY 6, 2007 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”, AMONG NOVELIS INC., A CORPORATION FORMED UNDER THE CANADA BUSINESS CORPORATIONS ACT, NOVELIS CORPORATION, A TEXAS CORPORATION, NOVELIS PAE CORPORATION, A DELAWARE CORPORATION, NOVELIS FINANCES USA LLC, A DELAWARE LIMITED LIABILITY COMPANY, NOVELIS SOUTH AMERICA HOLDINGS LLC, A DELAWARE LIMITED LIABILITY COMPANY, ALUMINUM UPSTREAM HOLDINGS LLC, A DELAWARE LIMITED LIABILITY COMPANY, NOVELIS UK LIMITED, A LIMITED LIABILITY COMPANY INCORPORATED UNDER THE LAWS OF ENGLAND AND WALES WITH REGISTERED NUMBER 00279596, AND NOVELIS AG, A STOCK CORPORATION (AG) ORGANIZED UNDER THE LAWS OF SWITZERLAND, AV ALUMINUM INC., A CORPORATION FORMED UNDER THE CANADA BUSINESS CORPORATIONS ACT (“HOLDINGS”), THE SUBSIDIARIES OF HOLDINGS FROM TIME TO TIME PARTY THERETO, ABN AMRO BANK N.V., AS ADMINISTRATIVE AGENT FOR THE REVOLVING CREDIT LENDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), LASALLE BUSINESS CREDIT, LLC, AS COLLATERAL AGENT FOR THE REVOLVING CREDIT CLAIMHOLDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT) AND AS FUNDING AGENT, ABN AMRO BANK N.V., ACTING THROUGH ITS CANADIAN BRANCH, AS CANADIAN ADMINISTRATIVE AGENT FOR THE REVOLVING CREDIT LENDERS AND AS CANADIAN FUNDING AGENT, UBS AG, STAMFORD BRANCH, AS ADMINISTRATIVE AGENT FOR THE TERM LOAN LENDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), AND AS COLLATERAL AGENT FOR THE TERM LOAN CLAIMHOLDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT) AND CERTAIN OTHER PERSONS WHICH MAY BE OR BECOME PARTIES THERETO OR BECOME BOUND THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND

THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.”
          In addition, each of the Revolving Credit Agents and the Term Loan Agents agree that the foregoing language shall be modified as necessary or advisable or reasonably requested by either the Revolving Credit Agents (subject to the consent of the Term Loan Agents not to be unreasonably withheld) or the Term Loan Agents (subject to the consent of the Revolving Credit agents not to be unreasonably withheld) to conform to the requirements of any applicable jurisdiction.
          (e) Each of the Revolving Credit Agents and the Term Loan Agents shall each use its best efforts to notify the Term Loan Agents or the Revolving Credit Agents, as applicable, of any Modification in respect of any Revolving Credit Loan Document or any Term Loan Document, as applicable, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. In connection with each Modification permitted by Section 5.3, each of the Revolving Credit Agents and the Term Loan Agents shall, upon request of the Term Loan Agents or the Revolving Credit Agents, as applicable, provide copies of all relevant documentation related to such Modification to the Term Loan Agents or the Revolving Credit Agents, as applicable.
     5.4 Bailee or Agency for Perfection.
          (a) Each Revolving Credit Agent and each Term Loan Agent, respectively, agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or under the law of any applicable jurisdiction outside of the United States (such Collateral being the “Pledged Collateral”), as sub-agent and as bailee for the Term Loan Agents (for the benefit of the Term Loan Claimholders) and the Revolving Credit Agents (for the benefit of the Revolving Credit Claimholders), respectively, (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any of their respective assignees, solely for the purpose of perfecting the security interest granted under the Term Loan Documents and the Revolving Credit Loan Documents, respectively, subject to the terms and conditions of this Section 5.4. To the extent a junior pledge of or junior lien on any Term Loan Priority Collateral is prohibited or unenforceable under the law of any applicable jurisdiction outside of the United States, any applicable Term Loan Agent may, in its sole discretion, elect to hold any such Term Loan Priority Collateral, as sub-agent for the Revolving Credit Agents, for the benefit of the Revolving Lien Claimholders, solely for the purpose of the creation and/or perfection of Liens in such Term Loan Priority Collateral to secure the Revolving Credit Obligations, and subject to the terms and conditions of this Section 5.4, it being expressly understood and agreed that the claims of the Revolving Credit Claimholders in respect of such Term Loan Priority Collateral shall be subordinated to the claims of the Term Loan Claimholders in respect of such Term Loan Priority Collateral on the same basis as the Liens on the other Term Loan Priority Collateral securing any Revolving Credit Obligations are subordinated to the Liens on such other Term Loan Priority Collateral securing any Term Loan Obligations, and nothing in this Section 5.4 shall affect the status of such Collateral as Term Lien Priority Collateral.

          In addition, the Term Loan Collateral Agent is hereby appointed by the Revolving Credit Agent as agent for the benefit of the Revolving Credit Claimholders for the purpose of holding the Collateral subject to the Italian Pledge Agreement, the Korea Share Pledge Agreement, Swiss Stock and IP Agreements and the German Assignment Agreements on behalf of both the Term Loan Claimholders and the Revolving Credit Claimholders, it being understood that the Collateral subject to the Italian Pledge Agreement, the Korea Share Pledge Agreement, the Swiss Stock and IP Agreements and the German Assignment Agreements constitutes Term Loan Priority Collateral.
          In the event any Term Loan Agent becomes subject to liability, or suffers any costs, damages or expenses as a result of acting in any such capacity for the Revolving Credit Agents or Revolving Credit Claimholders, (i) the Grantors shall pay, reimburse, indemnify and hold harmless the Term Loan Agents for any such liabilities, costs, damages or expenses subject to the limitation set forth in Article VII of the Term Loan Agreement to the extent applicable and (ii) in the event the Grantors fail to so pay, reimburse, indemnify and hold harmless the Term Loan Agents, the Revolving Credit Claimholders shall pay, reimburse, indemnify and hold harmless the Term Loan Agents for any such liabilities, costs, damages or expenses.
          To the extent a junior pledge of or junior lien on any Revolving Credit Priority Collateral is prohibited or unenforceable under the law of any applicable jurisdiction outside of the United States, any applicable Revolving Credit Agent may, in its sole discretion, hold any such Revolving Credit Priority Collateral, as sub-agent for the Term Loan Agents (for the benefit of the Term Lien Claimholders) solely for the purpose of the creation and/or perfection of Liens in such Revolving Credit Priority Collateral to secure the Term Loan Obligations, and subject to the terms and conditions of this Section 5.4, it being expressly understood and agreed that the claims of the Term Loan Claimholders in respect of such Pledged Collateral shall be subordinated to the claims of the Revolving Credit Claimholders in respect of such Revolving Credit Priority Collateral on the same basis as the Liens on the other Revolving Credit Priority Collateral securing any Term Loan Obligations are subordinated to the Liens on such other Revolving Credit Priority Collateral securing any Revolving Obligations, and nothing in this Section 5.4 shall affect the status of such Collateral as Revolving Credit Priority Collateral.
          In addition, the Revolving Credit Collateral Agent is hereby appointed by the Term Loan Agents as agent for the benefit of the Term Loan Claimholders for the purpose of holding the Collateral subject to the Swiss Security Agreement and the German Receivables Assignments on behalf of both the Revolving Credit Claimholders and the Term Loan Claimholders.
          In the event any Revolving Credit Agent becomes subject to liability, or suffers any costs, damages or expenses as a result of acting in any such capacity for the Term Loan Agents or Term Loan Claimholders, (i) the Grantors shall pay, reimburse, indemnify and hold harmless the Revolving Credit Agents for any such liabilities, costs, damages or expenses subject to the limitation set forth in Article VII of the Revolving Credit Agreement to the extent applicable and (ii) in the event the Grantors fail to so pay, reimburse, indemnify and hold harmless the Revolving Credit Agents, the Term Loan Claimholders shall pay, reimburse, indemnify and hold harmless the Revolving Credit Agents for any such liabilities, costs, damages or expenses.

          (b) No Person shall have any obligation whatsoever to any other Person to ensure that the Pledged Collateral (or any other Collateral held by the Term Loan Agents for the Revolving Credit Agents or by the Revolving Credit Agents for the Term Loan Agents) is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities under this Section 5.4 shall be limited solely to holding the Pledged Collateral (or such other Collateral held as provided in clause (a) above) as sub-agent and/or bailee, as applicable, in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Revolving Credit Obligations or Discharge of Term Loan Obligations, as the case may be, as provided in paragraph (d) below.
          (c) No Person acting pursuant to this Section 5.4 shall have by reason of the Revolving Credit Loan Documents, the Term Loan Documents, this Agreement or any other document, a fiduciary relationship with any other Person with respect to such acts.
          (d) Upon the Discharge of Revolving Credit Obligations the Revolving Credit Agents shall deliver the remaining Pledged Collateral (if any) in their possession or control (or in the possession or control of their agents), together with any necessary endorsements, first, to the Term Loan Agents to the extent the Term Loan Obligations which are secured by such Pledged Collateral remain outstanding, and second, to the applicable Grantor (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). Each Revolving Credit Agent further agrees to take all other action reasonably requested by any Term Loan Agent in connection with such Term Loan Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.
          (e) Upon the Discharge of the Term Loan Obligations, the Term Loan Agents shall deliver the remaining Pledged Collateral (if any) in their possession or control (or in the possession or control of their agents), together with any necessary endorsements, first, to the Revolving Credit Agents to the extent any Revolving Credit Obligations which are secured by such Pledged Collateral remain outstanding, and second, to the applicable Grantor (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). Each Term Loan Agent further agrees to take all other action reasonably requested by any Revolving Credit Agent in connection with such Revolving Credit Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.
          (f) Subject to the terms of this Agreement, (i) so long as the Discharge of Revolving Credit Obligations has not occurred, each Revolving Credit Agent shall be entitled to deal with any Pledged Collateral and any other Collateral within its “control” (within the meaning of the UCC) in accordance with the terms of this Agreement and the Revolving Credit Loan Documents, but only to the extent that such Collateral constitutes Revolving Credit Priority Collateral, as if the Liens (if any) of the Term Loan Agents did not exist and (ii) so long as the Discharge of Term Loan Obligations has not occurred, each Term Loan Agent shall be entitled to deal with any Pledged Collateral and any other Collateral within its “control” (within the meaning of the UCC) in accordance with the terms of this Agreement and the Term Loan Documents, but only to the extent that such Collateral constitutes Term Loan Priority Collateral, as if the Liens of the Revolving Credit Agents did not exist.

     5.5 When Discharge of Revolving Credit Obligations and Discharge of Term Loan Obligations Deemed to Not Have Occurred. If concurrently with the Discharge of Revolving Credit Obligations or the Discharge of Term Loan Obligations, any of the Grantors thereafter enters into any Refinancing of any Revolving Credit Obligations or any Term Loan Obligations, as the case may be, which Refinancing is permitted by the Term Loan Documents and the Revolving Credit Loan Documents, then such Discharge of Revolving Credit Obligations or Discharge of Term Loan Obligations, as the case may be, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Revolving Credit Obligations or Discharge of Term Loan Obligations) and, from and after the date on which the New Debt Notice is delivered to the Revolving Credit Agents or the Term Loan Agents, as applicable, in accordance with the next sentence, the obligations under such Refinancing shall automatically be treated as Revolving Credit Obligations or Term Loan Obligations, as applicable, for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Revolving Credit Agents or the Term Loan Agents, as the case may be, under such new Revolving Credit Loan Documents or Term Loan Documents shall be the Revolving Credit Agents or the Term Loan Agents, as applicable, for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that the applicable Grantors have entered into new Revolving Credit Loan Documents or Term Loan Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new agent(s) for such facility, such agent(s), the “New Agent”), the Revolving Credit Agents and the Term Loan Agents shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as such Grantors or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver, to the extent contemplated by this Agreement, to such New Agent any Pledged Collateral in its possession or control, together with any necessary endorsements (or otherwise allow such New Agent to obtain possession or control of such Pledged Collateral) (for the avoidance of doubt, it being expressly understood and agreed that nothing in this clause (b) shall require (x) any Revolving Credit Agent to deliver or otherwise allow any New Agent to obtain possession or control of Pledged Collateral constituting Revolving Credit Priority Collateral or (y) any Term Loan Agent to deliver or otherwise allow any New Agent to obtain possession or control of Pledged Collateral constituting Term Loan Priority Collateral). The New Agent shall agree in a writing addressed to the Revolving Credit Agents and the other Revolving Credit Claimholders, or the Term Loan Agents and the other Term Loan Claimholders, as applicable, and in form and substance reasonably acceptable to the Revolving Credit Agents or the Term Loan Agents, as applicable, to be bound by the terms of this Agreement.
          VI. INSOLVENCY OR LIQUIDATION PROCEEDINGS.
     6.1 Finance and Sale Issues.
          (a) Until the Discharge of Revolving Credit Obligations has occurred, if any Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding in the United States or in Canada and the Revolving Credit Agents shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), constituting Revolving Credit Priority Collateral or to permit any Borrower or any other Grantor to obtain financing, whether from the Revolving Credit Claimholders or any other Person under Section 364 of the Bankruptcy Code, under any similar Bankruptcy Law or pursuant to the order of a court (“DIP Financing”), then each Term Loan Agent on behalf of itself and the other Term Loan Claimholders agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meets the following requirements: (i) it is on commercially reasonable terms, (ii) the Term Loan Agents and the other Term Loan Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Term Loan Priority Collateral, and (iii) the terms of the DIP Financing (A) do not compel any Borrower or other Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document and (B) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order. To the extent the Liens securing the Revolving Credit Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, each Term Loan Agent will subordinate any Liens in the Revolving Credit Priority Collateral securing the Term Loan Obligations to the Liens securing such DIP Financing (and all Obligations relating thereto) on the same terms as the Liens securing the Revolving Credit Obligations are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Revolving Credit Agents or to the extent permitted by Section 6.3).
          (b) Until the Discharge of Term Loan Obligations has occurred, if any Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding in the United States or Canada and the Term Loan Agents shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Term Loan Priority Collateral or to permit any Borrower or any other Grantor to obtain DIP Financing, whether from the Revolving Credit Claimholders or any other Person, then each Revolving Credit Agent on behalf of itself and the other Revolving Credit Claimholders agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meets the following requirements: (i) it is on commercially reasonable terms, (ii) the Revolving Credit Agents and the other Revolving Credit Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Revolving Credit Priority Collateral, and (iii) the terms of the DIP Financing (A) do not compel any Borrower or other Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document and (B) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order. To the extent the Liens securing the Term Loan Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, each Revolving Credit Agent will subordinate any Liens in the Term Loan Priority Collateral securing the Revolving Credit Obligations to the Liens securing such DIP Financing (and all Obligations relating thereto) on the same terms as the Liens securing the Term Loan Obligations are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Term Loan Agents or to the extent permitted by Section 6.3).
     6.2 Relief from the Automatic Stay.
          (a) Until the Discharge of Revolving Credit Obligations has occurred, each Term Loan Agent, on behalf of itself and each other Term Loan Claimholder, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any Revolving Credit Priority Collateral (other than to the extent such relief is required to exercise its rights under Section 3.3), without the prior written consent of the Revolving Credit Agents.
          (b) Until the Discharge of Term Loan Obligations has occurred, each Revolving Credit Agent, on behalf of itself and the each other Revolving Credit Claimholder agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any Term Loan Priority Collateral (other than to the extent such relief is required to exercise its rights under Section 3.3), without the prior written consent of the Term Loan Agents.
     6.3 Adequate Protection.
          (a) Each Term Loan Agent, on behalf of itself and each of the other Term Loan Claimholders, agrees that none of them shall contest (or support any other Person contesting):
               (1) any request by any Revolving Credit Agent for adequate protection with respect to any Revolving Credit Priority Collateral; or
               (2) any objection by any Revolving Credit Agent to any motion, relief, action or proceeding based on the Revolving Credit Agents or the other Revolving Credit Claimholders claiming a lack of adequate protection with respect to the Revolving Credit Priority Collateral.
          (b) Each Revolving Credit Agent, on behalf of itself and each of the other Revolving Credit Claimholders, agrees that none of them shall contest (or support any other Person contesting):
               (1) any request by any Term Loan Agent for adequate protection with respect to any Term Loan Priority Collateral; or
               (2) any objection by any Term Loan Agent to any motion, relief, action or proceeding based on the Term Loan Agents or any other Term Loan Claimholders claiming a lack of adequate protection with respect to the Term Loan Priority Collateral.
          (c) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

               (1) in the event any of the Revolving Credit Agents or any of the other Revolving Credit Claimholders is granted adequate protection in respect of Revolving Credit Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Revolving Credit Priority Collateral), then each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, agrees that the Term Loan Agents and the other Term Loan Claimholders may also be granted a Lien on the same additional collateral as security for the Term Loan Obligations and for any Cash Collateral use or DIP Financing provided by any Term Loan Claimholders, and each Term Loan Agent, on behalf of itself and each other Term Loan Claimholder, agrees that any Lien on such additional collateral securing the Term Loan Obligations, shall be subordinated (except to the extent that the Term Loan Agents or any other Term Loan Claimholders already had a Lien on such Collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens on such collateral securing the Revolving Credit Obligations and any Cash Collateral use or DIP Financing provided by any Revolving Credit Claimholders (and all Obligations relating thereto), all on the same basis as the other Liens of the Term Loan Agents and the other Term Loan Claimholders on the Revolving Credit Priority Collateral; and
               (2) in the event any of the Term Loan Agents or any of the other Term Loan Claimholders is granted adequate protection in respect of Term Loan Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Term Loan Priority Collateral), then each Term Loan Agent, on behalf of itself and the other Term Loan Claimholders, agrees that the Revolving Credit Agents and the other Revolving Credit Claimholders may also be granted a Lien on the same additional collateral as security for the Revolving Credit Obligations and for any Cash Collateral use or DIP Financing provided by any Revolving Credit Claimholders, and each Revolving Credit Agent, on behalf of itself and each other Revolving Credit Claimholder, agrees that any Lien on such additional collateral securing the Revolving Credit Obligations, shall be subordinated (except to the extent that the Revolving Credit Agents or any other Revolving Credit Claimholders already had a Lien on such Collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens on such collateral securing the Term Loan Obligations and any Cash Collateral use or DIP Financing provided by any Term Loan Claimholders (and all Obligations relating thereto), all on the same basis as the other Liens of the Revolving Credit Agents and the other Revolving Credit Claimholders on the Term Loan Priority Collateral.
          (d) Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to (i) the Revolving Credit Priority Collateral, nothing herein shall limit the right of the Term Loan Agents and the other Term Loan Claimholders to seek adequate protection with respect to their rights in the Term Loan Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (ii) the Term Loan Priority Collateral, nothing herein shall limit the right of the Revolving Credit Agents and the other Revolving Credit Claimholders to seek adequate protection with respect to their rights in the Revolving Credit Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

     6.4 Avoidance Issues. If any Revolving Credit Claimholders or Term Loan Claimholders are required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower or any other Grantor any amount paid in respect of Revolving Credit Obligations or the Term Loan Obligations, as the case may be, (a “Recovery”), then such Revolving Credit Claimholders or Term Loan Claimholders, as the case may be, shall be entitled to a reinstatement of Revolving Credit Obligations or the Term Loan Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
     6.5 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Revolving Credit Obligations and on account of Term Loan Obligations, then, to the extent the debt obligations distributed on account of the Revolving Credit Obligations and on account of the Term Loan Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.
     6.6 Post-Petition Interest.
          (a) Each of the Term Loan Agents, on behalf of itself and the other Term Loan Claimholders, agrees that none of them shall oppose or seek to challenge any claim by any Revolving Credit Agent or any other Revolving Credit Claimholder for allowance in any Insolvency or Liquidation Proceeding of Revolving Credit Obligations consisting of Post-Petition Interest, fees or expenses to the extent of (x) the value of the Lien on Revolving Credit Priority Collateral securing any Revolving Credit Obligations, without regard to the existence of any Lien of any Term Loan Agent on behalf of the Term Loan Claimholders on the Revolving Credit Priority Collateral and (y) the value of the Lien on Term Loan Priority Collateral securing any Revolving Credit Obligations, taking into account the existence of any Lien of any Term Loan Agent on behalf of the Term Loan Claimholders on any Term Loan Priority Collateral.
          (b) Each of the Revolving Credit Agents, on behalf of itself and the other Revolving Credit Claimholders, agrees that none of them shall oppose or seek to challenge any claim by any Term Loan Agent or any other Term Loan Claimholder for allowance in any Insolvency or Liquidation Proceeding of Term Loan Obligations consisting of Post-Petition Interest, fees or expenses to the extent of (x) the value of the Lien on Term Loan Priority Collateral securing any Term Loan Obligations, without regard to the existence of any Lien of any Revolving Credit Agent on behalf of the Revolving Credit Claimholders on any Term Loan Priority Collateral and (y) the value of the Lien on any Revolving Credit Priority Collateral securing any Term Loan Obligations, taking into account the existence of any Lien of any Revolving Credit Agent on behalf of the Revolving Credit Claimholders on any Revolving Credit Priority Collateral.
     6.7 Waiver — Section 1111(b)(2) Issues.

          (a) Each Term Loan Agent, on behalf of itself and the other Term Loan Claimholders, waives any objection or claim any Term Loan Claimholder may hereafter have against any Revolving Credit Claimholder arising out of the election of any Revolving Credit Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code to any claims of such Revolving Credit Claimholder and agrees that in the case of any such election it shall have no claim or right to payment with respect to the Revolving Credit Priority Collateral in or from such Insolvency or Liquidation Proceeding.
          (b) Each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, waives any objection or claim any Revolving Credit Claimholder may hereafter have against any Term Loan Claimholder arising out of the election of any Term Loan Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code to any claims of such Term Loan Claimholder and agrees that in the case of any such election it shall have no claim or right to payment with respect to the Term Loan Priority Collateral in or from such Insolvency or Liquidation Proceeding.
     6.8 Asset Dispositions in an Insolvency or Liquidation Proceeding.
          (a) No Term Loan Agent nor any other Term Loan Claimholder shall, in an Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any Revolving Credit Priority Collateral that is supported by the Revolving Credit Claimholders, and the Term Loan Agents and the other Term Loan Claimholders will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Revolving Credit Priority Collateral supported by the Revolving Credit Claimholders and to have released their Liens on such assets.
          (b) No Revolving Credit Agent nor any other Revolving Credit Claimholder shall, in an Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any Term Loan Priority Collateral that is supported by the Term Loan Claimholders, and the Revolving Credit Agents and the other Revolving Credit Claimholders will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Term Loan Priority Collateral supported by the Term Claimholders and to have released their Liens on such assets; provided that this Section 6.8(b) shall not apply to any sale or disposition of Real Property unless the Revolving Credit Agents have received at least 90 days prior notice of the consummation of any such sale.
     6.9 Additional Section 363 and Section 364 Matters.
          (a) To the extent that any Revolving Credit Agent or any other Revolving Credit Claimholder has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or otherwise with respect to any of the Term Loan Priority Collateral, each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, agrees not to assert any of such rights without the prior written consent of the Term Loan Agents; provided that if requested by the Term Loan Agents, the Revolving Credit Agents shall timely exercise such rights in the manner requested by the Term Loan Agents, including any rights to payments in respect of such rights.

          (b) To the extent that any Term Loan Agent or any other Term Loan Claimholder has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or otherwise with respect to any of the Revolving Credit Priority Collateral, each Term Loan Agent, on behalf of itself and the other Term Loan Claimholders, agrees not to assert any of such rights without the prior written consent of the Revolving Credit Agents; provided that if requested by the Revolving Credit Agents, the Term Loan Agents shall timely exercise such rights in the manner requested by the Revolving Credit Agents, including any rights to payments in respect of such rights.
     6.10 Effectiveness in Insolvency or Liquidation Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding.
     6.11 Separate Grants of Security and Separate Classification. Each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, and each Term Loan Agent, on behalf of itself and the other Term Loan Claimholders, hereby acknowledges and agrees that (a) the grants of Liens pursuant to the Revolving Credit Security Documents and the Term Loan Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Term Loan Obligations are fundamentally different from the Revolving Credit Obligations and should be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Revolving Credit Claimholders and the Term Loan Claimholders in respect of the Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, and each Term Loan Agent, on behalf of itself and the other Term Loan Claimholders, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of Revolving Credit Obligation claims and Term Loan Obligation claims against the Grantors (with the effect being that, (i) to the extent that the aggregate value of the Revolving Credit Priority Collateral is sufficient (for this purpose ignoring all claims held by the Term Loan Claimholders), the Revolving Credit Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from the Revolving Credit Priority Collateral, before any distribution is made in respect of the claims held by the Term Loan Claimholders, and (ii) to the extent that the aggregate value of the Term Loan Priority Collateral is sufficient (for this purpose ignoring all claims held by the Revolving Credit Claimholders), the Term Loan Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from the Term Loan Priority Collateral, before any distribution is made in respect of the claims held by the Revolving Credit Claimholders, in each case, with the other Claimholders hereby acknowledging and agreeing to turn over to the respective other Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

          VII. RELIANCE; WAIVERS; ETC.
     7.1 Reliance. Other than any reliance on the terms of this Agreement, each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, acknowledges that it and such other Revolving Credit Claimholders have, independently and without reliance on any Term Loan Agent or any other Term Loan Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Revolving Credit Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolving Credit Loan Documents or this Agreement. Other than any reliance on the terms of this Agreement, each Term Loan Agent, on behalf of itself and the other Term Loan Claimholders, acknowledges that it and such other Term Loan Claimholders have, independently and without reliance on any Revolving Credit Agent or any other Revolving Credit Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Term Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Loan Documents or this Agreement.
     7.2 No Warranties or Liability. Each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, acknowledges and agrees that each of the Term Loan Agents and the other Term Loan Claimholders has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Term Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Term Loan Agents and the other Term Loan Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each Term Loan Agent, on behalf of itself and the other Term Loan Claimholders, acknowledges and agrees that each of the Revolving Credit Agents and the other Revolving Credit Claimholders has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Revolving Credit Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Revolving Credit Agents and the other Revolving Credit Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Revolving Credit Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Loan Agents and the other Term Loan Claimholders shall have no duty to the Revolving Credit Agents or any of the other Revolving Credit Claimholders, and the Revolving Credit Agents and the other Revolving Credit Claimholders shall have no duty to the Term Loan Agents or any of the other Term Loan Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Borrower or any other Grantor (including the Revolving Credit Loan Documents and the Term Loan Documents), regardless of any knowledge thereof which they may have or be charged with.
     7.3 No Waiver of Lien Priorities.

          (a) No right of any Revolving Credit Agent or any other Revolving Credit Claimholder, or any Term Loan Agent or any other Term Loan Claimholder to enforce any provision of this Agreement, any Revolving Credit Loan Document or any other Term Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Borrower or any other Grantor or by any act or failure to act by such Persons or by any noncompliance by any such Persons with the terms, provisions and covenants of this Agreement, any of the Revolving Credit Loan Documents or any of the Term Loan Documents, regardless of any knowledge thereof which such Persons, or any of them, may have or be otherwise charged with.
          (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrowers and the other Grantors under the Revolving Credit Loan Documents and Term Loan Documents and subject to the provisions of Section 5.3), the Revolving Credit Agents and the other Revolving Credit Claimholders and the Term Loan Agents and the other Term Loan Claimholders may, at any time and from time to time in accordance with the Revolving Credit Loan Documents and the Term Loan Documents and/or applicable law, without the consent of, or notice to, the other Persons (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:
               (1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise Modify in any manner any Liens held by any Revolving Credit Agent or any Term Loan Agent or any rights or remedies under any of the Revolving Credit Loan Documents or the Term Loan Documents;
               (2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Borrower or any other Grantor or any liability incurred directly or indirectly in respect thereof;
               (3) settle or compromise any Obligation or any other liability of any Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and
               (4) except to the extent provided in this Agreement, exercise or delay in or refrain from exercising any right or remedy against any security or any Borrower or any other Grantor or any other Person, elect any remedy and otherwise deal freely with any Borrower or any other Grantor.

     7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Revolving Credit Agents and the other Revolving Credit Claimholders and the Term Loan Agents and the other Term Loan Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any Revolving Credit Loan Document or any Term Loan Document;
          (b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Revolving Credit Obligations or Term Loan Obligations, or any Modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Revolving Credit Loan Document or any Term Loan Document;
          (c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any Modification, whether in writing or by course of conduct or otherwise, of all or any of the Revolving Credit Obligations or the Term Loan Obligations or any guaranty thereof;
          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Borrower or any other Grantor; or
          (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Borrower or any other Grantor in respect of any Revolving Credit Agent or any other Revolving Credit Claimholder, any Revolving Credit Obligations, any Term Loan Agent or any other Term Loan Claimholder or any Term Loan Obligations, in respect of this Agreement.
          VIII. MISCELLANEOUS.
     8.1 Conflicts; No Additional Rights. In the event of any conflict between the provisions of this Agreement and the provisions of any Revolving Credit Loan Document or any Term Loan Document, the provisions of this Agreement shall govern and control; provided that (i) to the extent the provisions of any applicable Revolving Credit Loan Documents reserve in favor of any particular Revolving Credit Agents or other Revolving Credit Claimholders (or any subset thereof) any rights to direct rights and remedies with respect to any of the Collateral, such rights shall not be deemed to have been granted to any other Revolving Credit Claimholders solely as a result of the provisions of this Agreement and (ii) to the extent the provisions of any applicable Term Loan Documents reserve in favor of any particular Term Loan Agents or other Term Loan Claimholders (or any subset thereof) any rights to direct rights and remedies with respect to any of the Collateral, such rights shall not be deemed to have been granted to any other Term Loan Claimholders solely as a result of the provisions of this Agreement.
     8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Revolving Credit Agents and the other Revolving Credit Claimholders and the Term Loan Agents and the other Term Loan

Claimholders may continue, at any time and without notice to any of the others, to extend credit and other financial accommodations and lend monies to or for the benefit of any Borrower or any other Grantor in reliance hereon. Each such Person hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Borrower or any other Grantor shall include such Borrower or such other Grantor as debtor and debtor-in-possession and any receiver or trustee for any Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:
          (a) with respect to the Revolving Credit Agents and the other Revolving Credit Claimholders and the Revolving Credit Obligations, on the date of the Discharge of Revolving Credit Obligations, subject to the provisions of Section 5.5 and the rights of the Revolving Credit Agents and the other Revolving Credit Claimholders under Section 6.4; and
          (b) with respect to the Term Loan Agents and the other Term Loan Claimholders and the Term Loan Obligations, on the date of the Discharge of Term Loan Obligations, subject to the provisions of Section 5.5 and the rights of the Term Loan Agents and the other Term Loan Claimholders under Section 6.4.
     8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of Revolving Credit Agents and the Term Loan Agents or their respective authorized agents and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Borrower nor any other Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly and adversely affected in any material respect (which includes, but is not limited to any amendment to any Grantor’s ability to cause additional obligations to constitute Revolving Credit Obligations or Term Loan Obligations as such Grantor may designate).
     8.4 Information Concerning Financial Condition of Holdings, the Borrowers and their Respective Subsidiaries. The Revolving Credit Agents and the other Revolving Credit Claimholders, on the one hand, and the Term Loan Agents and the other Term Loan Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings, the Borrowers and their respective Subsidiaries and all endorsers and/or guarantors of the Revolving Credit Obligations or the Term Loan Obligations and (b) all other circumstances bearing upon the risk of nonpayment of any of the Revolving Credit Obligations or the Term Loan Obligations. Neither the Revolving Credit Agent and the other Revolving Credit Claimholders, on the one hand, nor the Term Loan Agents and the other Term Loan Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding any such condition or any such circumstances or otherwise. In the event that either any of the Revolving Credit Agents or any of the other Revolving Credit Claimholders, on the one hand, or any of the Term Loan Agents or any of the other Term Loan Claimholders, on the other hand, undertake at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:
          (a) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;
          (b) to provide any additional information or to provide any such information on any subsequent occasion;
          (c) to undertake any investigation; or
          (d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
     8.5 Subrogation.
          (a) With respect to the value of any payments or distributions in cash, property or other assets that any Term Loan Agent or any other Term Loan Claimholder pays over to any Revolving Credit Agent or any other Revolving Credit Claimholder under the terms of this Agreement, the Term Loan Agents and the other Term Loan Claimholders shall be subrogated to the rights of the Revolving Credit Agents and the other Revolving Credit Claimholders; provided, however, that each Term Loan Agent, on behalf of itself and the other Term Loan Claimholders, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Credit Obligations has occurred. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by any Term Loan Agent or any other Term Loan Claimholder that are paid over to any Revolving Credit Agent or any other Revolving Credit Claimholder pursuant to this Agreement shall not reduce any of the Term Loan Obligations.
          (b) With respect to the value of any payments or distributions in cash, property or other assets that any Revolving Credit Agent or any other Revolving Credit Claimholder pays over to any Term Loan Agent or any other Term Loan Claimholder under the terms of this Agreement, the Revolving Credit Agents and the other Revolving Credit Claimholders shall be subrogated to the rights of the Term Loan Agents and the other Term Loan Claimholders; provided, however, that each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Term Loan Obligations has occurred. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by any Revolving Credit Agent or any other Revolving Credit Claimholder that are paid over to any Term Loan Agent or any other Term Loan Claimholder pursuant to this Agreement shall not reduce any of the Revolving Credit Obligations.

     8.6 SUBMISSION TO JURISDICTION; WAIVERS.
          (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:
               (1) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;
               (2) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;
               (3) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7 (OR IN THE CASE OF ANY GRANTOR, TO ITS AGENT SPECIFIED IN SECTION 8.19); AND
               (4) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
          (b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR

MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
          (c) EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT LOAN DOCUMENT, TERM LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.
     8.7 Notices. All notices to the Revolving Credit Claimholders permitted or required under this Agreement shall be sent to the Revolving Credit Agents, on behalf of the Revolving Credit Claimholders (and the Revolving Credit Agents shall distribute such notices to the other Revolving Credit Claimholders). All notices to the Term Loan Claimholders permitted or required under this Agreement shall be sent to the Term Loan Agents, on behalf of the Term Loan Claimholders (and the Term Loan Agents shall distribute such notices to the other Term Loan Claimholders), respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
     8.8 Further Assurances. Each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders and each Term Loan Agent, on behalf of itself and the other Term Loan Claimholders, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any Revolving Credit Agent or any Term Loan Agent may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.
     8.9 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
     8.10 Binding Effect on Successors and Assigns and on Claimholders and Term Loan Agents. This Agreement shall be binding upon the Revolving Credit Agents and the other Revolving Credit Claimholders, the Term Loan Agents and the other Term Loan Claimholders and their respective successors and assigns. Each Revolving Credit Agent represents that it has not agreed to any modification of the provisions in the Revolving Credit Loan Documents authorizing it to execute this Agreement and bind the other Revolving Credit Claimholders and each Term Loan Agent represents that it has not agreed to any modification of the provisions in the Term Loan Documents authorizing it to execute this Agreement and bind the other Term Loan Claimholders. Notwithstanding any implication to the contrary in any provision in any other section of the Agreement, neither any Revolving Credit Agent nor any Term Loan Agent makes any representation regarding the validity or binding effect of any of the Revolving Credit

Loan Documents or any of the Term Loan Documents, respectively, or their authority to bind any of the Claimholders through their execution of this Agreement.
     8.11 Specific Performance. Each of the Revolving Credit Agents and each of the Term Loan Agents may demand specific performance of this Agreement. Each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, and each Term Loan Agent, on behalf of itself and the other Term Loan Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Revolving Credit Agent or any other Revolving Credit Claimholder or by any Term Loan Agent or any other Term Loan Claimholder, as the case may be.
     8.12 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
     8.13 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or electronic image scan transmission (e.g., PDF) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
     8.14 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
     8.15 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Revolving Credit Agents and the other Revolving Credit Claimholders and each of the Term Loan Agents and the other Term Loan Claimholders. Nothing in this Agreement shall impair, as between any of the Borrowers and any of the other Grantors and any of the Revolving Credit Agents and any of the other Revolving Credit Claimholders, or as between any of the Borrower and any of the other Grantors and any of the Term Loan Agents and any of the other Term Loan Claimholders, the obligations of the Borrowers and the other Grantors to pay principal, interest, fees and other amounts as provided in the Revolving Credit Loan Documents and the Term Loan Documents, respectively.
     8.16 Provisions Solely to Define Relative Rights. Except with respect to the bailee and agency provisions of Section 5.4, the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Revolving Credit Agents and the other Revolving Credit Claimholders on the one hand and the Term Loan Agents and the other Term Loan Claimholders on the other hand. None of the Borrowers, any other Grantor or any other creditor thereof shall have any rights hereunder and neither any Borrower nor any other Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Borrower or any other Grantor, which are absolute and unconditional, to pay or perform the Revolving Credit Obligations and the Term Loan Obligations as and when the same shall become due and payable in accordance with their terms.
     8.17 Marshalling of Assets. Each Term Loan Agent, on behalf of itself and the other Term Loan Claimholders, hereby waives any and all rights to have the Revolving Credit Priority Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of any Revolving Credit Agent’s Liens on the Revolving Credit Priority Collateral. Each Revolving Credit Agent, on behalf of itself and the other Revolving Credit Claimholders, hereby waives any and all rights to have the Term Loan Priority Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of any Term Loan Agent’s Liens on the Term Loan Priority Collateral.
     8.18 Joinder of Additional Grantors. The Grantors party hereto shall cause each Person which, from time to time, after the date hereof, becomes party to any Revolving Credit Security Document or Term Loan Security Document as a “Grantor” or a “Pledgor” (or the equivalent thereof), to execute and deliver to the Agents an Intercreditor Agreement Joinder within five days (or such longer period as may be determined by the Agents in their sole discretion) of the date on which such Person became a party to such Revolving Credit Security Document or Term Loan Security Document and, upon execution and delivery of such Intercreditor Joinder Agreement, such Person shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such Intercreditor Agreement Joinder shall not require the consent of any other Grantor or Agent hereunder. The obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
     8.19 Agent for Service of Process. Each Grantor hereby irrevocably designates, appoints and empowers CSC Corporation, 1133 Ave of the Americas, Suite 3100, New York, New York, 10036 (telephone no: 212-299-5600) (telecopy no: 212-299-5656) (electronic mail address: agrigora@cscinfo.com and/or jpelleti@cscinfo.com), in the case of any suit, action or proceeding brought in the United States as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement.
[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or representatives as of the date first written above.

REVOLVING CREDIT AGENTS ABN AMRO BANK N.V., as Revolving Credit Administrative Agent, and in such capacity, as authorized representative of the Revolving Credit Claimholders
By:	/s/ James Moyes
	Name:	James L. Moyes
	Title:	Managing Director

By:	/s/ Jeroen Westrik
	Name:	Jeroen B. Westrik
	Title:	Vice President

ABN AMRO BANK N.V., ACTING THROUGH ITS CANADIAN BRANCH, as Revolving Credit Canadian Funding Agent and as Revolving Credit Canadian Administrative Agent, and in such capacity, as authorized representative of the Revolving Credit Claimholders

By:	/s/ Lawrence Maloney
	Name:	Lawrence J. Maloney
	Title:	Country Executive — Canada

By:	/s/ Michael Quinn
	Name:	Michael D. Quinn
	Title:	Vice President

LASALLE BUSINESS CREDIT, LLC, as Revolving Credit Funding Agent and as Revolving Credit Collateral Agent and in such capacity as authorized representative of the Revolving Credit Claimholders
By:	/s/ Steve Friedlander
	Name:	Steve Friedlander
	Title:	S.V.P.

[NOTICE ADDRESS] LaSalle Business Credit, LLC 135 South LaSalle Street, Suite 425 Chicago, IL 60603 Attention: Account Officer Telecopier No. : (312) 904-6450

[Signature Page to Intercreditor Agreement]

TERM LOAN AGENTS UBS AG, STAMFORD BRANCH, as Term Loan Administrative Agent and Term Loan Collateral Agent, and in such capacities, as authorized representative of the Term Loan Claimholders
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/s/ David Julie
	Name:	David B. Julie
	Title:	Associate Director

[NOTICE ADDRESS] UBS AG, Stamford Branch 677 Washington Boulevard Stamford, Connecticut 06901 Attention: Christopher Gomes Telecopier No.: (203) 719-3180 Email: Christopher.Gomes@UBS.com

[Signature Page to Intercreditor Agreement]

ACKNOWLEDGED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE: NOVELIS INC., as a Grantor
By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Vice President and Treasurer

NOVELIS CORPORATION, as a Grantor
By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Authorized Signatory

NOVELIS PAE CORPORATION, as a Grantor
By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Authorized Signatory

NOVELIS FINANCES USA LLC, as a Grantor
By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Authorized Signatory

NOVELIS SOUTH AMERICA HOLDINGS LLC, as a Grantor
By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Vice President and Treasurer
[Signature Page to Intercreditor Agreement]

ALUMINUM UPSTREAM HOLDINGS LLC, as a Grantor
By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Vice President and Treasurer

NOVELIS UK LIMITED, as a Grantor
By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Authorized Signatory

NOVELIS AG, as a Grantor
By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Authorized Signatory

NOVELIS CAST HOUSE TECHNOLOGY LTD., as a Grantor
By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Authorized Signatory

4260848 CANADA INC., as a Grantor
By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Authorized Signatory

4260856 CANADA INC., as a Grantor

[Signature Page to Intercreditor Agreement]

By:	/s/ Orville Lunking
	Name:	Orville Lunking
	Title:	Authorized Signatory

NOVELIS NO. 1 LIMITED PARTNERSHIP, as a Grantor by its general partner, 4260848 Canada Inc.
By:	/s/ Orville Lunking
	Name:	Orville Lunking
	Title:	Authorized Signatory

NOVELIS EUROPE HOLDINGS LTD., as a Grantor
By:	/s/ Orville Lunking
	Name:	Orville Lunking
	Title:	Authorized Signatory

NOVELIS SWITZERLAND SA, as a Grantor
By:	/s/ Orville Lunking
	Name:	Orville Lunking
	Title:	Authorized Signatory

NOVELIS TECHNOLOGY AG, as a Grantor
By:	/s/ Orville Lunking
	Name:	Orville Lunking
	Title:	Authorized Signatory
[Signature Page to Intercreditor Agreement]

AV ALUMINUM INC., as a Grantor
By:	/s/ Orville Lunking
	Name:	Orville G. Lunking
	Title:	Authorized Signatory
[Signature Page to Intercreditor Agreement]

NOVELIS DEUTSCHLAND GMBH, as a Grantor
By:	/s/ Gottfried Weindl
	Name:	Gottfried Weindl
	Title:	Managing Director
[Signature Page to Intercreditor Agreement]

NOVELIS DO BRASIL LTDA., as a Grantor
By:	/s/ Tadeu Nardocci
	Name:	Antonio Tadeu Coelho Nardocci
	Title:	Presidente

By:	/s/ Alexandre Almeida
	Name:	Alexandre M. Almeida
	Title:	Director Financeiro
[Signature Page to Intercreditor Agreement]

Present when the Common Seal of NOVELIS ALUMINIUM HOLDING COMPANY, as a Grantor, was hereunto affixed in the presence of:
Name:	/s/ Andreas Thiele
Title:	Duly Appointed Attorney

Name:	/s/ Eva Paus-Werdermann
Title:	Assistant to Legal Counsel

[Signature Page to Intercreditor Agreement]

EXHIBIT A
FORM OF INTERCREDITOR AGREEMENT JOINDER
          The undersigned, __________________, a __________________, hereby agrees to become party as a Grantor under the Intercreditor Agreement, dated as of July 6, 2007 (as Modified from time to time, the “Intercreditor Agreement”; capitalized terms used but not otherwise defined herein having the meanings assigned to them in Section 1 of the Intercreditor Agreement), by and among NOVELIS INC., a corporation formed under the Canada Business Corporations Act, NOVELIS CORPORATION, a Texas corporation, NOVELIS PAE CORPORATION, a Delaware corporation, NOVELIS FINANCES USA LLC, a Delaware limited liability company, NOVELIS SOUTH AMERICA HOLDINGS LLC, a Delaware limited liability company, ALUMINUM UPSTREAM HOLDINGS LLC, a Delaware limited liability company, NOVELIS UK LIMITED, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland, AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act (“Holdings”), the other subsidiaries of Holdings from time to time party hereto as Grantors, ABN AMRO BANK N.V., as administrative agent for the Revolving Credit Lenders, LASALLE BUSINESS CREDIT, LLC, as collateral agent for the Revolving Credit Claimholders and as funding agent, ABN AMRO BANK N.V., CANADA BRANCH, as Canadian administrative agent for the Revolving Credit Claimholders and as Canadian funding agent, UBS AG, STAMFORD BRANCH, as administrative agent for the Term Loan Lenders and as collateral agent for the Term Loan Claimholders, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.
          The provisions of Section 8 of the Intercreditor Agreement will apply with like effect to this Intercreditor Agreement Joinder.
          IN WITNESS WHEREOF, the undersigned has caused this Intercreditor Joinder Agreement to be duly executed by its authorized officers or representatives as of the date first written above.

[_______________________________________]
By:
Name:
Title:

A-1